                                                                   Exhibit 10.23

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                         THIRD RESTATED CREDIT AGREEMENT


                        -------------------------------



                        MORTGAGE PORTFOLIO SERVICES, INC.

                                    Borrower

                              NAB ASSET CORPORATION

                                    Guarantor

                          GUARANTY FEDERAL BANK, F.S.B.

                         RESIDENTIAL FUNDING CORPORATION

                            FIRST UNION NATIONAL BANK

                         U.S. BANK NATIONAL ASSOCIATION

                                   as Lenders

                                       and

                          GUARANTY FEDERAL BANK, F.S.B.

                                    as Agent



                                   ----------



                                  June 30, 1998


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
                                TABLE OF CONTENTS


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
ARTICLE I GENERAL TERMS.....................................................................      1
        Section 1.01  Certain Definitions...................................................      1
        Section 1.02  Other Definitional Provisions.........................................     21
        Section 1.03  Exhibits and Schedules................................................     22
        Section 1.04  Calculations and Determinations.......................................     22

ARTICLE II AMOUNT OF TERMS OF CREDITS.......................................................     22
        Section 2.01  Commitment and Loans..................................................     22
        Section 2.02  Promissory Notes; Interest on the Notes...............................     23
        Section 2.03  Notice and Manner of Obtaining Loans..................................     24
        Section 2.04  Fees..................................................................     24
        Section 2.05  Mandatory Repayments..................................................     25
        Section 2.06  Payments to Lenders...................................................     25
        Section 2.07  Refinancing of Swing-Line Loans.......................................     26
        Section 2.08  Capital Reimbursement.................................................     27
        Section 2.09  Increased Cost of Loans...............................................     27
        Section 2.10  Availability..........................................................     28
        Section 2.11  Reimbursable Taxes....................................................     28
        Section 2.12  Notice of Certain Events; Change of Applicable Lending Office.........     29

ARTICLE III CONDITIONS PRECEDENT............................................................     29
        Section 3.01  Initial Borrowing.....................................................     29
        Section 3.02  All Borrowings........................................................     30

ARTICLE IV BORROWER REPRESENTATIONS AND WARRANTIES..........................................     31
        Section 4.01  Organization and Good Standing........................................     31
        Section 4.02  Authorization and Power...............................................     31
        Section 4.03  No Conflicts or Consents..............................................     31
        Section 4.04  Enforceable Obligations...............................................     31
        Section 4.05  Priority of Liens.....................................................     32
        Section 4.06  No Liens..............................................................     32
        Section 4.07  Financial Condition of Borrower and Guarantor.........................     32
        Section 4.08  Full Disclosure.......................................................     32
        Section 4.09  No Default............................................................     32
        Section 4.10  No Litigation.........................................................     32
        Section 4.11  Taxes.................................................................     32
        Section 4.12  Principal Office, etc.................................................     33
        Section 4.13  Compliance with ERISA.................................................     33
        Section 4.14  Subsidiaries..........................................................     33
        Section 4.15  Indebtedness..........................................................     33
        Section 4.16  Permits, Patents, Trademarks, etc.....................................     33
        Section 4.17  Status Under Certain Federal Statutes.................................     33
        Section 4.18  Securities Act........................................................     33
        Section 4.19  Pollution Control.....................................................     34
        Section 4.20  No Approvals Required.................................................     34
        Section 4.21  Survival of Representations...........................................     34


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
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
        Section 4.22  Individual Mortgage Loans.............................................     34
        Section 4.23  Environmental Matters.................................................     35

ARTICLE V AFFIRMATIVE COVENANTS.............................................................     35
        Section 5.01  Financial Statements and Reports......................................     35
        Section 5.02  Taxes and Other Liens.................................................     38
        Section 5.03  Maintenance...........................................................     38
        Section 5.04  Further Assurances....................................................     38
        Section 5.05  Reimbursement of Expenses.............................................     38
        Section 5.06  Insurance.............................................................     39
        Section 5.07  Accounts and Records; Servicing Records...............................     39
        Section 5.08  Right of Inspection...................................................     39
        Section 5.09  Notice of Certain Events..............................................     40
        Section 5.10  Performance of Certain Obligations and Information Regarding Investors     40
        Section 5.11  Use of Proceeds; Margin Stock.........................................     40
        Section 5.12  Notice of Default.....................................................     40
        Section 5.13  Compliance with Loan Documents........................................     40
        Section 5.14  Operations and Properties.............................................     41
        Section 5.15  Year 2000 Covenant....................................................     41
        Section 5.16  REO Closing Proceeds..................................................     41
        Section 5.17  Environmental Matters.................................................     41

ARTICLE VI NEGATIVE COVENANTS...............................................................     41
        Section 6.01  No Merger.............................................................     42
        Section 6.02  Limitation on Indebtedness............................................     42
        Section 6.03  Fiscal Year, Method of Accounting.....................................     42
        Section 6.04  Business..............................................................     42
        Section 6.05  Liquidations, Mergers, Consolidations and Dispositions of
               Substantial Assets...........................................................     42
        Section 6.06  Loans, Advances, and Investments......................................     42
        Section 6.07  Use of Proceeds.......................................................     43
        Section 6.08  Actions with Respect to Mortgage Collateral...........................     43
        Section 6.09  Net Worth.............................................................     43
        Section 6.10  Total Liabilities to Tangible Net Worth Ratio.........................     43
        Section 6.11  Transactions with Affiliates..........................................     43
        Section 6.12  Liens.................................................................     44
        Section 6.13  ERISA.................................................................     44
        Section 6.14  Change of Principal Office............................................     44

ARTICLE VII EVENTS OF DEFAULT...............................................................     44
        Section 7.01  Nature of Event.......................................................     44
        Section 7.02  Default Remedies......................................................     46

ARTICLE VIII INDEMNIFICATION................................................................     46
        Section 8.01  Indemnification.......................................................     46
        Section 8.02  Limitation of Liability...............................................     47

ARTICLE IX AGENT............................................................................     47
        Section 9.01  Appointment and Authority.............................................     47
        Section 9.02  Agent's Reliance, Etc.................................................     48


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
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
        Section 9.03  Lenders' Credit Decisions.............................................     48
        Section 9.04  Indemnification.......................................................     48
        Section 9.05  Rights as Lender......................................................     49
        Section 9.06  Sharing of Set-Offs and Other Payments................................     49
        Section 9.07  Investments...........................................................     50
        Section 9.08  Benefit of Article IX.................................................     50
        Section 9.09  Resignation...........................................................     50
        Section 9.10  NO REPRESENTATIONS....................................................     50

ARTICLE X MISCELLANEOUS.....................................................................     51
        Section 10.01  Notices..............................................................     51
        Section 10.02  Amendments, Etc......................................................     51
        Section 10.03  CHOICE OF LAW; VENUE.................................................     52
        Section 10.03  Invalidity...........................................................     52
        Section 10.04  Survival of Agreements...............................................     52
        Section 10.05  Renewal, Extension or Rearrangement..................................     52
        Section 10.06  Waivers..............................................................     52
        Section 10.07  Cumulative Rights....................................................     53
        Section 10.08  Limitation on Interest...............................................     53
        Section 10.09  Bank Accounts; Offset................................................     53
        Section 10.10  Assignments, Participations..........................................     54
        Section 10.11  Exhibits.............................................................     55
        Section 10.12  Titles of Articles, Sections and Subsections.........................     55
        Section 10.13  Counterparts.........................................................     55
        Section 10.14  ENTIRE AGREEMENT.....................................................     55
        Section 10.15  Termination; Limited Survival........................................     55
        Section 10.16  Joint and Several Liability..........................................     55
        Section 10.17  Restatement..........................................................     55
        Section 10.18  Disclosures..........................................................     56
        Section 10.19  WAIVER OF JURY TRIAL.................................................     56
        Section 10.20  CONSEQUENTIAL DAMAGES................................................     56


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
EXHIBITS

        Exhibit A-1 -- Form of Note
        Exhibit A-2 -- Form of Swing-Line Note
        Exhibit B -- Form of Borrowing Request
        Exhibit C -- Borrowing Base Certificate
        Exhibit D -- Certificate Accompanying Financial Statement
        Exhibit E -- Form of Security Agreement
        Exhibit F-1 -- Tranche A Investors
        Exhibit F-2 -- Tranche B Investors
        Exhibit G -- Form of Opinion of Counsel for Borrower and Guarantor Exhibit H -- Subsidiaries
        Exhibit I -- Form of Guaranty
        Exhibit J -- Acceptable Manufactured Housing States
        Exhibit K -- Securitization Reporting Worksheet for Monthly Reporting Exhibit L -- Securitization Reporting Worksheet

                         THIRD RESTATED CREDIT AGREEMENT


        THIS THIRD RESTATED CREDIT AGREEMENT is made and entered into as of June 30, 1998, among Mortgage Portfolio Services, Inc., a Delaware corporation ("Borrower"), NAB Asset Corporation, a Texas corporation ("Guarantor"), Guaranty Federal Bank, F.S.B., as Agent ("Agent"), and the Lenders referred to below ("Lenders").

        The parties hereto hereby agree as follows:

                                    ARTICLE I

                                  GENERAL TERMS

        Section 1.01 Certain Definitions. As used in this Agreement, the following terms have the following meanings:

        "Acceptable Manufactured Housing State" means any state: (1) listed on a schedule of "Acceptable Manufactured Housing States" mutually agreed to by Borrower and Majority Lenders, from time to time, with the initial such schedule in the form of that attached hereto as Exhibit "J," and (2) as to which Agent shall have received an opinion of counsel to Borrower in form and substance satisfactory to Agent regarding the perfection of Agent's security interest in Mortgage Loans secured by Property in such state and covering such other matters as Agent may request; provided, however, that no state shall be an Acceptable Manufactured Housing State unless the laws of such state treat manufactured housing as real property rather than as personal property for purposes of perfection of a Lien thereon.

        "Adjusted Eurodollar Rate" means the rate per annum calculated by Agent (rounded upwards, if necessary, to the next higher 0.01%) determined on a daily basis pursuant to the following formula:

        Adjusted Eurodollar Rate =

        Eurodollar Rate + Applicable Margin
        100.0% - Reserve Percentage

        The Adjusted Eurodollar Rate shall in no event, however, exceed the Maximum Rate.

        "Adjusted Tranche A Portion" means, on any date of determination, that portion of the aggregate principal amount of Tranche A Loans which equals the Unit Collateral Value of the Designated Agency Loans as of such date.

        "Adjusted Tranche B Portion" means, on any date of determination, that portion of the aggregate principal amount of Tranche B Loans which equals the Unit Collateral Value of the Designated Sub-Prime Loans as of such date.

        "Affiliate" means, as to any Person, each other Person that directly or indirectly (through one or more intermediaries or otherwise) controls, is controlled by, or is under common control with, such Person.

        "Agent" has the meaning assigned to such term in the preamble hereof.

        "Aggregate Collateral Value of the Borrowing Base" means at any date the sum of the Collateral Value of the Tranche A Borrowing Base, the Collateral Value of the Tranche B Borrowing Base, the Collateral Value of the Tranche C Borrowing Base, and the Collateral Value of the Tranche D Borrowing Base, all as of such date.

        "Agreement" means this Third Restated Credit Agreement, as the same may from time to time be amended, modified or supplemented.

        "Agreement to Pledge" means each agreement by Borrower, in the form of
Exhibit 1 to the Security Agreement, to deliver Required Mortgage Documents to Agent.

        "Applicable Margin" means with respect to

                (a) The Unadjusted Tranche A Portion, and Swing-Line Loans that will be refinanced as Tranche A Loans, one and one-half percent (1.5%);

                (b) The Adjusted Tranche A Portion, one and one-quarter percent (1.25%);

                (c) The Unadjusted Tranche B Portion, and Swing-Line Loans that will be refinanced as Tranche B Loans, one and five-eighths percent (1.625%);

                (d) The Adjusted Tranche B Portion, one and three-eighths percent (1.375%);

                (e) Tranche C Loans and Swing-Line Loans that will be refinanced as Tranche C Loans, two percent (2%);

                (f) Tranche D Loans and Swing-Line Loans that will be refinanced as Tranche D Loans, two and one-quarter percent (2.25%).

        "Applicable Rate" means with respect to any Lender's Loan, for any day, the Adjusted Eurodollar Rate in effect on such day, provided that, if any of the events described in Section 2.10 with respect to such Loan have occurred and are continuing on such day, "Applicable Rate" means the Back-Up Rate then in effect.

        "Backup Rate" means a per annum rate equal to the higher of (a) the base commercial rate of interest as announced from time to time by Guaranty Federal (which may not be the lowest, best or most favorable rate of interest which Guaranty Federal may charge on loans to its customers) or (ii) the Federal Funds Rate from time to time in effect, plus one-half of one percent (.50%). The Backup Rate shall in no event, however, exceed the Maximum Rate.

        "Balance Calculation Period" means each calendar month.

        "Balance Funded Amount" means with respect to any Lender for any Balance Calculation Period, the average of the Qualifying Balances of such Lender for such Balance Calculation Period. As used in this paragraph, "Qualifying Balances" shall mean, with respect to any Lender, for any day the lesser of (x) the amount of such Lender's Loans on such day, and (y) the sum of the collected balances in all identified non-interest bearing accounts of Borrower maintained with such Lender less (i) amounts necessary to satisfy reserve and deposit insurance requirements and (ii) amounts required to compensate such Lender for services rendered in accordance with such Lender's system of charges for services to similar accounts.

        "Balance Funded Rate" means with respect to:

                (a) The Unadjusted Tranche A Portion, one and one-half percent (1.5%);

                (b) The Adjusted Tranche A Portion, one and one-quarter percent (1.25%);

                (c) The Unadjusted Tranche B Portion, one and five-eighths (1.625%);

                (d) The Adjusted Tranche B Portion, one and three-eighths percent (1.375%);

                (e) Tranche C Loans, two percent (2%); and

                (f) Tranche D Loans, two and one-quarter percent (2.25%).

        "Borrower" shall have the meaning assigned to such term in the preamble hereof.

        "Borrower's Consolidated Tangible Net Worth" means, as of any date, (a) Borrower's Consolidated Net Worth as of such date minus (b) all Consolidated assets of Borrower which would be classified as intangible assets under GAAP, including Capitalized Servicing Rights, goodwill (whether representing the excess cost over book value of assets acquired or otherwise), patents, trademarks, trade names, copyrights, franchises, deferred charges and intercompany Indebtedness plus (c) ninety percent (90%) of the book value of Capitalized Servicing Rights plus (d) the original principal amount of the Subordinated Debt (without including any accrued interest or payments of interest made by the issuance of additional Indebtedness or otherwise compounded or added to the principal).

        "Borrowing Base Certificate" means at a certificate in the form attached hereto as Exhibit "C."

        "Borrowing Request" means a request, in the form of Exhibit "B," for a Borrowing pursuant to Article II.

        "Business Day" means a day, other than a Saturday or Sunday, on which commercial banks are open for business with the public in Dallas, Texas. Any Business Day in any way relating to the Eurodollar Rate must also be a day on which, in the judgment of Agent, significant transactions in dollars are carried out in the interbank Eurocurrency market.

        "Capitalized Servicing Rights" means as of any Person, all rights to service Mortgage Loans which would be capitalized under GAAP (regardless of whether such rights result from asset securitizations, whole loan sales or originations of Mortgage Loans). Included in this definition are residual assets, over-collateralization accounts, reserves accounts, interest-only certificates, subordinate securities or other such assets resulting from asset securitizations.

        "Cash Equivalents" means (i) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof which mature within 90 days from the date of acquisition, and (ii) time deposits and certificates of deposit, which mature within 90 days from the date of acquisition, of Agent, any Lender or any other domestic commercial bank having capital and surplus in excess of $200,000,000, which has, or the holding company of which has, a commercial paper rating of at least A-1 or the equivalent thereof by Standard & Poors Corporation or P-1 or the equivalent thereof by Moody's Investors Service, Inc.

        "Change of Control" means (i) the acquisition by any Person or group of Persons acting together, of a direct interest in more than twenty percent (20%) of the voting power of the voting stock of Borrower, by way of merger or consolidation or otherwise; or (ii) James Hinton ceases to be and act as President and CEO of Borrower.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Collateral" has the meaning given to it in the Security Agreement.

        "Collateral Value" means at any date, the Collateral Value of the Tranche A Borrowing Base, the Collateral Value of the Tranche B Borrowing Base, the Collateral Value of the Tranche C Borrowing Base, or the Collateral Value of the Tranche D Borrowing Base, as applicable.

        "Collateral Value of the Tranche A Borrowing Base" means at any date the sum of the Unit Collateral Values of all Eligible Tranche A Mortgage Loans included in the Tranche A Borrowing Base at such date.

        "Collateral Value of the Tranche B Borrowing Base" means at any date the sum of the Unit Collateral Values of all Eligible Tranche B Mortgage Loans included in the Tranche B Borrowing Base at such date.

        "Collateral Value of the Tranche C Borrowing Base" means at any date the sum of the Unit Collateral Values of all Eligible Tranche C Mortgage Loans included in the Tranche C Borrowing Base at such date.

        "Collateral Value of the Tranche D Borrowing Base" means at any date the sum of the Unit Collateral Values of all Eligible REOs plus the Unit Collateral Value of all Eligible Repurchased and Defaulted Mortgages included in the Tranche D Borrowing Base at such date.

        "Commitment" means the obligation of Lenders to make Tranche A Loans, Tranche B Loans, Tranche C Loans and Tranche D Loans to Borrower pursuant to
Section 2.01 hereof in an aggregate amount not to exceed $120,000,000 at any time outstanding.

        "Consolidated" refers to the consolidation of any Person, in accordance with GAAP, with its properly consolidated subsidiaries. References herein to a Person's Consolidated financial statements, financial position, financial condition, liabilities, etc. refer to the consolidated financial statements, financial position, financial condition, liabilities, etc. of such Person and its properly consolidated subsidiaries.

        "Consolidated Net Income" of any Person means, for the period ending on a particular date, the gross revenues of such Person for such period, plus any cash Dividends actually received by such Person from any other business entity, minus all expenses and other proper charges (including taxes on income, to the extent imposed upon such Person), determined on a Consolidated basis after eliminating earnings or losses attributable to outstanding minority interests.

        "Consolidated Net Worth" of any Person means, as of any date, the remainder of all Consolidated assets of such Person minus such Person's Consolidated liabilities, each as determined by GAAP.

        "Construction Home" means a single family residence that is being constructed on real property subject to a Mortgage.

        "Debtor Laws" means all applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, receivership, insolvency, reorganization or similar laws from time to time in effect affecting the rights of creditors generally and general principles of equity.

        "Default" means any of the events specified in Section 7.01 hereof, whether or not any requirement for notice or lapse or time or any other condition has been satisfied.

        "Designated Agency Loan" means an Eligible Agency Mortgage Loan for which Agent has shipped the related Mortgage Collateral to an Investor for purchase by such Investor pursuant to a Take-Out Commitment. An Eligible Agency Mortgage Loan shall be classified as a Designated Agency Loan for the period beginning on the date Agent ships the related Mortgage Collateral to an Investor and ending on the earliest to occur of (a) the date Agent receives the proceeds of such Mortgage Loan from the Investor, (b) the date the Agent receives the related Mortgage Collateral from the Investor and (c) thirty (30) days from the date Agent shipped the related Mortgage Collateral to the Investor.

        "Designated Sub-Prime Loans" means an Eligible Sub-Prime Mortgage Loan either (a) for which Agent has received documentation satisfactory to Agent from an Investor stating that such Investor has underwritten such Eligible Sub-Prime Mortgage Loan and has committed to purchase such Eligible Sub-Prime Mortgage Loan for the price stated within such documentation or (b) which has been shipped to a trustee pursuant to a securitization of Mortgage Loans. An Eligible Sub-Prime Mortgage Loan shall be classified as a Designated Sub-Prime Loan for the period beginning on the date either (a) Agent receives satisfactory documentation from an Investor stating that such Investor has underwritten such Eligible Sub-Prime Mortgage Loan and has committed to purchase such Eligible Sub-Prime Mortgage Loan for the price stated within such documentation or (b) Agent ships the related Mortgage Collateral to a trustee in conjunction with a securitization and ending on the earliest to occur of (a) the date Agent receives the proceeds of such Mortgage Loan from the Investor or from the proceeds of such securitization, (b) the date Agent receives the related Mortgage Collateral from the Investor or trustee, (c) thirty (30) days from the date Agent shipped the related Mortgage Collateral to the trustee, and (d) thirty (30) days from the date on which such Mortgage Collateral was first designated as a Designated Sub-Prime Loan.

        "Dividends," in respect of any corporation, means: (i) cash distributions or any other distributions on, or in respect of, any class of equity security of such corporation, except for distributions made solely in shares of securities of the same class; and (ii) any and all funds, cash or other payments made in respect of the redemption, repurchase or acquisition of such securities; provided, however, that "Dividends" shall not include Borrower's payments to Guarantor for Borrower's Share of Taxes owed by the Affiliated Group of Corporations (as defined in section 1504 of the Code) of which Borrower is a member. As used herein "Borrower's Share of Taxes" means the amount of federal income taxes which Borrower would have been obligated to pay if Borrower was not a member of an Affiliated Group of Corporations.

        "Drawdown Termination Date" means the earlier of June 29, 1999, or the day on which the Notes first become due and payable in full.

        "Eligible Agency Mortgage Loan" means an Eligible Mortgage Loan that has a Risk Rating of A and that has been committed for sale to an Investor; provided that such Mortgage Loan shall conform to FNMA/FHLMC guidelines in regards to credit quality (and Borrower by including such Mortgage Loan in any computation of the Aggregate Collateral Value of the Borrowing Base shall be deemed to so represent to Agent and Lenders at and as of the date of such computation).

        "Eligible Manufactured Housing Mortgage Loan" means a Mortgage Loan with respect to which each of the following statements is accurate and complete (and Borrower by including such Mortgage Loan in any computation of the Collateral Value of the Tranche A Borrowing Base or of the Collateral Value of the Tranche B Borrowing Base shall be deemed to so represent to Agent and Lenders at and as of the date of such computation):

                (i) Such Mortgage Loan is an Eligible Mortgage Loan;

                (ii) Such Mortgage Loan is secured by a first priority deed of trust (or mortgage) on the related Property;

                (iii) The proceeds of said Mortgage Loan are utilized by the Obligor to facilitate the permanent attachment of a new Manufactured Home on the related Property;

                (iv) The Property securing such Mortgage Loan is located in an Acceptable Manufactured Housing State;

                (v) Upon completion and attachment of the related Manufactured Home to the related Property, such Mortgage Loan will meet all underwriting and other criteria for purchase by an Investor under the Take-Out Commitment relating to such Mortgage Loan;

                (vi) The Manufactured Home financed with the proceeds of such Mortgage Loan is a new Manufactured Home which has not previously been financed;

                (vii) All actions required to create a valid and enforceable first priority perfected security interest in and lien upon the related Manufactured Home and the related Property, in favor of Borrower shall have been taken; and

                (viii) The Unit Collateral Value of such Mortgage Loan, when added to the Unit Collateral Value of all other Eligible Manufactured Housing Mortgage Loans included in the computation of the Collateral Value of the Tranche A Borrowing Base and the Collateral Value of the Tranche B Borrowing Base does not exceed two percent (2%) of the Commitment.

        "Eligible Mortgage Loan" means a Mortgage Loan with respect to which each of the following statements is accurate and complete (and the Borrower by including such Mortgage Loan in any computation of the Aggregate Collateral Value of the Borrowing Base shall be deemed to so represent to Agent and Lenders at and as of the date of such computation):

                (i) Such Mortgage Loan is a binding and valid obligation of the Obligor thereon, in full force and effect and enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar terms affecting creditor's rights in general and by general principles of equity;

                (ii) Such Mortgage Loan is genuine in all respects as appearing on its face and as represented in the books and records of Borrower, and all information set forth therein is true and correct;

                (iii) To the best knowledge of Borrower, such Mortgage Loan is free of any default (other than as permitted by subparagraph below) of any party thereto (including Borrower), counterclaims, offsets and defenses, including the defense of usury, and from any rescission, cancellation or avoidance, and all right thereof, whether by operation of law or otherwise;

                (iv) No payment under such Mortgage Loan is more than thirty
        (30) days past due the payment due date set forth in the underlying Mortgage Note and Mortgage;

                (v) Such Mortgage Loan contains the entire agreement of the parties thereto with respect to the subject matter thereof, has not been modified or amended in any respect not expressed in writing therein and is free of concessions or understandings with the Obligor thereon of any kind not expressed in writing therein;

                (vi) Such Mortgage Loan is in all respects in accordance with all Requirements of Law applicable thereto, including, without limitation, the federal Consumer Credit Protection Act and the regulations promulgated thereunder and all applicable usury laws and restrictions, and all notices, disclosures and other statements or information required by law or regulation to be given, and any other act required by law or regulation to be performed, in connection with such Mortgage Loan have been given and performed as required;

                (vii) All advance payments and other deposits on such Mortgage Loan have been paid in cash, and no part of said sums has been loaned, directly or indirectly, by Borrower to the Obligor, and, other than as disclosed to Agent in writing, there have been no prepayments;

                (viii) At all times such Mortgage Loan will be free and clear of all Liens, except in favor of Agent for the benefit of the Lenders;

                (ix) The Property covered by such Mortgage Loan is insured against loss or damage by fire and all other hazards normally included within standard extended coverage in accordance with the provisions of such Mortgage Loan with Borrower named as a loss payee thereon;

                (x) The Required Mortgage Documents have been delivered to Agent prior to the inclusion of such Mortgage Loan in any computation of the Aggregate Collateral Value of the Borrowing Base or, if such items have not been delivered to Agent on or prior to the date such Mortgage Loan is first included in any computation of the Aggregate Collateral Value of the Borrowing Base, (1) an Agreement to Pledge and a copy of the unexecuted Mortgage Note for such Mortgage Loan has been delivered to Agent prior to such inclusion, and (2) the Unit Collateral Value of such Mortgage Loan when added to the Unit Collateral Value of all other Mortgage Loans for which Agent has not received the Required Mortgage Documents does not exceed (A) during the last five (5) Business Days in any calendar month and the first five (5) Business Days in the next succeeding calendar month, fifty percent (50%) of the Commitment, and
        (B) at any other time, thirty-five percent (35%) of the Commitment, provided that, all

        Required Documents with respect to such Mortgage Loan shall be delivered to Agent within seven (7) Business Days after the date of the Agreement to Pledge with respect thereto, provided further that, as to any Eligible Tranche C Mortgage Loan, an Agreement to Pledge can be delivered to Agent only for the first Loan made with respect to such Eligible Tranche C Mortgage Loan, and all Required Documents for any subsequent Loan with respect to such Eligible Tranche C Mortgage Loan must be delivered to Agent not later than one (1) Business Day after such subsequent Loan;

                (xi) If such Mortgage Loan is included in the Tranche A Borrowing Base, the Tranche B Borrowing Base or the Tranche C Borrowing Base and has been withdrawn from the possession of the Agent on terms and subject to conditions set forth in the Security Agreement:

                    (1) If such Mortgage Loan was withdrawn by Borrower for
                purposes of correcting clerical or other non-substantive documentation problems, the promissory note and other documents relating to such Mortgage Loan are returned to the Agent within twelve (12) calendar days from the date of withdrawal; and the Unit Collateral Value of such Mortgage Loan when added to the Unit Collateral Value of other Mortgage Loans which have been similarly released to Borrower and have not been returned does not exceed $4,000,000;

                    (2) If such Mortgage Loan was shipped by the Agent directly to a permanent investor for purchase or to a custodian for the formation of a pool, the full purchase price therefor has been received by the Agent (or such Mortgage Loan has been returned to the Agent) within thirty (30) days from the date of shipment by the Agent.

                (xii) If such Mortgage Loan is a Jumbo Loan or a Super-Jumbo Loan, the Unit Collateral Value of such Mortgage Loan when added to the Unit Collateral Value of all other Jumbo Loans and Super-Jumbo Loans does not exceed thirty percent (30%) of the Commitment;

                (xiii) If such Mortgage Loan is a Super-Jumbo Loan, the Unit Collateral Value of such Mortgage Loan when added to the Unit Collateral Value of all other Super-Jumbo Loans does not exceed five percent (5%) of the Commitment; and

                (xiv) The face amount of the Mortgage Note underlying such Mortgage Loan does not exceed $1,000,000.

        In determining the eligibility of any Mortgage Loan, any of the requirements for eligibility (other than the requirements contained in clauses
(i), (viii) and (ix) above) may be waived by Agent, provided, that any Mortgage Loan which is accepted by Agent as an Eligible Mortgage Loan pursuant to such waiver (an "Eligible Waiver Mortgage Loan") shall cease to be an Eligible Waiver Mortgage Loan upon written notice of the retraction of such waiver given to Borrower by Agent unless at the time of giving such notice the deficiency which originally required such waiver has been cured and such Eligible Waiver Mortgage Loan meets all other requirements for an Eligible Mortgage Loan; and provided further, that the Unit Collateral Value of any Mortgage Loan accepted by Agent as an Eligible Waiver Mortgage Loan when added to the Unit Collateral Value of all other Eligible Waiver Mortgage Loans included in the Aggregate Collateral Value of the Borrowing Base at anytime, does not exceed $5,000,000.

        "Eligible REO" means an REO owned by Borrower with respect to which each of the following statements shall be accurate and complete (and Borrower by including such Eligible REO in any computation of the Collateral Value of the Tranche D Borrowing Base shall be deemed to so represent to Agent and Lenders at and as of the date of such computation):

                (i) such REO is not encumbered by a mortgage or a deed of trust in favor of any Person, other than in favor of Agent on behalf of Lenders;

                (ii) such REO shall not have been included in the Tranche D Borrowing Base for more than an aggregate period of 270 days (including any period of time the Eligible Mortgage Loan secured by such REO was previously included in the Aggregate Collateral Value of the Borrowing Base; and

                (iii) the Unit Collateral Value of such REO when added to the Unit Collateral Value of all other Eligible REO included in the Tranche D Borrowing Base does not exceed $500,000.

        "Eligible Repurchased Defaulted Mortgage" means a Repurchased Defaulted Mortgage owned by Borrower with respect to which each of the following statements shall be accurate and complete (and Borrower by including such Eligible Repurchased Defaulted Mortgage in any computation of the Collateral Value of the Tranche D Borrowing Base shall be deemed to so represent to Agent and Lenders at and as of the date of such computation):

                (i) such Repurchased Defaulted Mortgage Loan meets all the requirements set forth in the definition of an Eligible Mortgage Loan except for clause (iv) of such definition;

                (ii) such Repurchased Defaulted Mortgage shall not have been included in the Tranche D Borrowing Base for more than an aggregate period of 270 days;

                (iii) such Mortgage Loan is secured by a first or second priority Mortgage on Property consisting of a completed one-to-four unit single family residence, including a condominium, planned unit development, townhouse or co-op; and

                (iv) the Unit Collateral Value of such Repurchased Defaulted Mortgage when added to the Unit Collateral Value of all the Eligible Repurchased Defaulted Mortgages included in the Tranche D Borrowing Base does not exceed $1,000,000.

        "Eligible Sub-Prime Mortgage Loan" means an Eligible Mortgage Loan that has a Risk Rating of A-1, B or C and is eligible for sale to a Tranche B Investor (and the Borrower by including such Mortgage Loan in any computation of the Aggregate Collateral Value of the Borrowing Base shall be deemed to so represent to Agent and Lenders at and as of the date of such computation).

        "Eligible Tranche A Mortgage Loan" means an Eligible Agency Mortgage Loan or Eligible Manufactured Housing Mortgage Loan owned by Borrower with respect to which each of the following statements shall be accurate and complete (and Borrower by including such Eligible Mortgage Loan in any computation of the Collateral Value of the Tranche A Borrowing Base shall be deemed to so represent to Agent and Lenders at and as of the date of such computation):

                (i) Such Mortgage Loan has not been included in the Tranche A Borrowing Base for more than 180 days (including any period of time such Mortgage Loan was included in the

        Aggregate Collateral Value of the Borrowing Base under the Existing Agreement); provided, however, that such Mortgage Loan may be included in the Tranche A Borrowing Base for up to a maximum aggregate period of 270 days (including any period of time such Mortgage Loan was included in the Aggregate Collateral Value of the Borrowing Base under the Existing Agreement) so long as the Unit Collateral Value of such Mortgage Loan when added to the Unit Collateral Value of all other Eligible Tranche A Mortgage Loans and Eligible Tranche B Mortgage Loans included in the Tranche A Borrowing Base and the Tranche B Borrowing Base for more than 180 days (including any period of time such Mortgage Loan was included in the Aggregate Collateral Value of the Borrowing Base under the Existing Agreement) does not exceed $12,000,000;

                (ii) Such Mortgage Loan is covered by a Take-Out Commitment which is in full force and effect, and Borrower and such Mortgage Loan are in full compliance therewith;

                (iii) Such Mortgage Loan is secured by a first or second priority Mortgage on Property consisting of a completed one-to-four unit single family residence, including a condominium, planned unit development or townhouse; provided, however, that if such Mortgage Loan is a Second Mortgage Loan, such Mortgage Loan may be included in the Tranche A Borrowing Base only if the Unit Collateral Value of such Second Mortgage Loan when added to the Unit Collateral Value of all other Second Mortgage Loans then included in the Tranche A Borrowing Base and the Tranche B Borrowing Base does not exceed five percent (5%) of the Commitment;

                (iv) For any Mortgage Loan which was originally included in the Tranche C Borrowing Base, Agent has received the Required Mortgage Documents set forth in Section 3 of Schedule A to the Security Agreement;

                (v) If such Mortgage Loan is an Eligible Manufactured Housing Mortgage Loan, such Mortgage Loan has a Risk Rating of A; and

                (vi) Such Mortgage Loan is not included in the Tranche C Borrowing Base.

        "Eligible Tranche B Mortgage Loan" means an Eligible Sub-Prime Mortgage Loan or Eligible Manufactured Housing Mortgage Loan owned by Borrower with respect to which each of the following statements shall be accurate and complete (and Borrower by including such Eligible Mortgage Loan in any computation of the Collateral Value of the Tranche B Borrowing Base shall be deemed to so represent to Agent and Lenders at and as of the date of such computation):

                (i) Such Mortgage Loan has not been included in the Tranche B Borrowing Base for more than 180 days (including any period of time such Mortgage Loan was included in the Aggregate Collateral Value of the Borrowing Base under the Existing Agreement); provided, however, that such Mortgage Loan may be included in the Tranche B Borrowing Base for up to a maximum aggregate period of 270 days (including any period of time such Mortgage Loan was included in the Aggregate Collateral Value of the Borrowing Base under the Existing Agreement) so long as the Unit Collateral Value of such Mortgage Loan when added to the Unit Collateral Value of all other Eligible Tranche B Mortgage Loans and Eligible Tranche A Mortgage Loans included in the Tranche A Borrowing Base and the Tranche B Borrowing Base for more than 180 days (including any period of time such Mortgage Loan was included in the Aggregate Collateral Value of the Borrowing Base under the Existing Agreement) does not exceed $12,000,000;

                (ii) Such Mortgage Loan is covered by a Take-Out Commitment which is in full force and effect, and Borrower and such Mortgage Loan are in full compliance therewith; and

                (iii) Such Mortgage Loan is secured by a first or second priority Mortgage on Property consisting of a completed one-to-four unit single family residence, including a condominium, planned unit development, or townhouse; provided, however, that if such Mortgage Loan is a Second Mortgage Loan, such Mortgage Loan may be included in the Tranche B Borrowing Base only if the Unit Collateral Value of such Second Mortgage Loan when added to the Unit Collateral Value of all other Second Mortgage Loans then included in the Tranche B Borrowing Base and the Tranche A Borrowing Base does not exceed five percent (5%) of the Commitment.

        "Eligible Tranche C Mortgage Loan" means an Eligible Mortgage Loan owned by Borrower with respect to which each of the following statements shall be accurate and complete (and Borrower by including such Eligible Mortgage Loan in any computation of the Collateral Value of the Tranche C Borrowing Base shall be deemed to so represent to Agent and Lenders at and as of the date of such computation):

                (i) Such Mortgage Loan is an Eligible Mortgage Loan;

                (ii) Such Mortgage Loan has not been included in the Tranche C Borrowing Base for more than 180 days (including any period of time such Mortgage Loan was included in the Aggregate Collateral Value of the Borrowing Base under the Existing Agreement); provided, however, that such Mortgage Loan may be included in the Tranche C Borrowing Base for up to a maximum aggregate period of 270 days (including any period of time such Mortgage Loan was included in the Aggregate Collateral Value of the Borrowing Base under the Existing Agreement) so long as the Unit Collateral Value of such Mortgage Loan when added to the Unit Collateral Value of all other Eligible Tranche C Mortgage Loans included in the Tranche C Borrowing Base pursuant to this proviso does not exceed $4,000,000;

                (iii) Such Mortgage Loan is secured by a first Mortgage on Property consisting of a Construction Home;

                (iv) The Mortgage Note, Mortgage and other documents and instruments evidencing such Mortgage Loan provide that the Mortgage Loan will become a fully amortizing Mortgage Loan immediately upon certification by the contractor and Borrower that the Construction Home has been completed and is ready for occupancy;

                (v) The Construction Home will be completed within nine (9) months from the date on which construction commences;

                (vi) Borrower has advanced to or for the benefit of Obligor, at least ten percent (10%) of the stated principal amount of the Mortgage Note evidencing such Mortgage Loan;

                (vii) Such Mortgage Loan is not included in the Tranche A Borrowing Base; and

                (viii) Such Mortgage Loan, upon completion of the Construction Home, shall be eligible for inclusion in the Tranche A Borrowing Base.

        "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, together with the regulations from time to time promulgated with respect thereto.

        "ERISA Affiliate" means all members of the group of corporations and trades or businesses (whether or not incorporated) which, together with Borrower, are treated as a single employer under Section 414 of the Code.

        "ERISA Plan" means any pension benefit plan subject to Title IV of ERISA or Section 412 of the Code maintained or contributed to by Borrower or any ERISA Affiliate with respect to which Borrower has a fixed or contingent liability.

        "Eurodollar Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on the Bloomberg Eurorate (or, if not available, any other nationally recognized trading screen reporting on-line trading in London interbank offered rates) at 10:00 a.m. (Dallas, Texas time) as the London interbank offered rate for deposits in dollars on that day for a period of one month.

        "Event of Default" means any of the events specified in Section 7.01 hereof, provided that any requirement in connection with such event for the giving of notice or the lapse of time, or the happening of any further condition, event or act has been satisfied.

        "Existing Agreement" means that certain Second Restated Credit Agreement dated as of August 29, 1997, among Borrower, Guarantor, Agent and the lenders named therein, as amended by that certain First Amendment to Second Restated Credit Agreement dated as of April 7, 1998, that certain Second Amendment to Second Restated Credit Agreement dated as of April 28, 1998, that certain Third Amendment to Second Restated Credit Agreement dated as of May 15, 1998, and that certain Fourth Amendment to Second Restated Credit Agreement dated as of May 28, 1998.

        "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of one percent) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate quoted to Agent on such day on such transactions as determined by Agent.

        "FHA" means the Federal Housing Administration or any successor thereto.

        "FHLMC" means the Federal Home Loan Mortgage Corporation or any successor thereto.

        "Financing Lease" means (i) any lease of Property if the then present value of the minimum rental commitment thereunder should, in accordance with GAAP, be capitalized on a balance sheet of the lessee, and (ii) any other lease obligations which are capitalized on a balance sheet of the lessee.

        "Fiscal Quarter" means each period of three calendar months ending March 31, June 30, September 30 and December 31 of each year.

        "Fiscal Year" means each period of twelve calendar months ending December 31 of each year.

        "FNMA" means the Federal National Mortgage Association, or any successor thereto.

        "Funding Account" means the non-interest bearing demand checking account established by Borrower with Agent to be used for (i) the initial deposit of proceeds of Loans; and (ii) the funding or purchase of Mortgage Notes by Borrower; provided that the Funding Account shall be pledged to Agent for the benefit of Lenders and that Borrower shall not be entitled to withdraw funds from the Funding Account and provided further that Agent will transfer funds as directed by Borrower.

        "GAAP" means those generally accepted accounting principles and practices which are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor) and which, in the case of Borrower and Guarantor and its Consolidated subsidiaries, are applied for all periods after the date hereof in a manner consistent with the manner in which such principles and practices were applied to the financing statements described in
Section 4.07. If any change in any accounting principle or practice is required by the Financial Accounting Standards Board (or any such successor) in order for such principle or practice to continue as a generally accepted accounting principle or practice, all reports and financial statements required hereunder with respect to Borrower or with respect to Borrower and its Consolidated subsidiaries may be prepared in accordance with such change, but all calculations and determinations to be made hereunder may be made in accordance with such change only after notice of such change is given to each Lender and Majority Lenders agree to such change insofar as it affects the accounting of Borrower, Guarantor or of Guarantor and its Consolidated subsidiaries.

        "GNMA" means the Government National Mortgage Association or any successor thereto.

        "Governmental Authority" means any nation or government, any agency, department, state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

        "Governmental Requirement" means any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other direction or requirement (including, without limitation, any of the foregoing which relate to environmental standards or controls, energy regulations and occupational, safety and health standards or controls) of any arbitrator, court or other Governmental Authority, which exercises jurisdiction over any Related Person or any of its Property.

        "Guarantor" means NAB Asset Corporation, a Texas corporation, or any other Person who has guaranteed some or all of the Obligations and who has been accepted by Agent as a Guarantor.

        "Guaranty" means the First Restated Guaranty in the form attached hereto as Exhibit "I," as the same may from time to time be further supplemented, amended or restated.

        "Guaranty Federal" means Guaranty Federal Bank, F.S.B., as a Lender and its successors in such capacity.

        "Guaranty Obligation" of any Person means any contract, agreement or understanding of such Person pursuant to which such Person guarantees, or in effect guarantees, any Indebtedness, lease, dividends or other obligations (the "Primary Obligations") of any other Person (the "Primary Obligor") in any manner, whether directly or indirectly, contingently or absolutely, in whole or in part, including without limitation agreements:

                (i) to purchase such Primary Obligation or any property constituting direct or indirect security therefor;

                (ii) to advance or supply funds (A) for the purchase or payment of any such Primary Obligation, or (B) to maintain working capital or other balance sheet conditions of the Primary Obligor or otherwise to maintain the net worth or solvency of the Primary Obligor;

                (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such Primary Obligation of the ability of the Primary Obligor to make payment of such Primary Obligation; or

                (iv) otherwise to assure or hold harmless the owner of any such Primary Obligation against loss in respect thereof;

provided, that "Guaranty Obligation" shall not include endorsements that are made in the ordinary course of business of negotiable instruments or documents for deposit or collection. The amount of any Guaranty Obligation shall be deemed to be the maximum amount for which the guarantor may be liable pursuant to the agreement that governs such Guaranty Obligation, unless such maximum amount is not stated or determinable, in which case the amount of such obligation shall be the maximum reasonably anticipated liability thereon, as determined by such guarantor in good faith.

        "Indebtedness" of any Person at a particular date means the sum (without duplication) at such date of (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services or which is evidenced by a note, bond, debenture, or similar instrument, (ii) all obligations of such Person under any Financing Lease, (iii) all obligations of such Person in respect of letters of credit, acceptances, or similar obligations issued or created for the account of such Person, (iv) all Guaranty Obligations of such Person, (v) all liabilities secured by any Lien on any property owned by such Person, whether or not such Person has assumed or otherwise become liable for the payment thereof, and (vi) any liability of such Person or any Affiliate thereof in respect of unfunded vested benefits under an ERISA Plan.

        "Investor" means either a Tranche A Investor or a Tranche B Investor.

        "Jumbo Loan" means a Mortgage Loan for which the original unpaid principal amount of the underlying Mortgage Note is greater than $350,000 but does not exceed $600,000.

        "Late Payment Rate" means, at the time in question, four percent (4%) per annum plus the Applicable Rate then in effect.

        "Lenders" means each signatory hereto (other than Borrower and Guarantor), including Guaranty Federal in its capacity as a Lender hereunder rather than as Agent, and the successors of each as holder of a Note (or a portion thereof) that has been transferred in accordance with Section 10.11.

        "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (whether statutory or otherwise), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing).

        "Loan" means a Tranche A Loan, Tranche B Loan, Tranche C Loan, Tranche D Loan or Swing-Line Loan as applicable. "Loans" means all Tranche A Loans, Tranche B Loans, Tranche C Loans, Tranche D Loans and Swing-Line Loans.

        "Loan Document" means any, and "Loan Documents" shall mean all, of this Agreement, the Notes, the Swing-Line Note, the Security Instruments and any and all other agreements or instruments now or hereafter executed and delivered by Borrower, Guarantor, or any other Person in connection with, or as security for the payment or performance of any or all of the Obligations, as any of such may be renewed, amended or supplemented from time to time.

        "Majority Lenders" means Lenders collectively having Percentage Shares totaling in the aggregate at least sixty-six and two-thirds percent (66 2/3%).

        "Manufactured Home" means a structure, transportable in one or more sections, which is built on a permanent basis and designed to be used as a dwelling with a permanent foundation when affixed to real property and connected to the required utilities, including, without limitation, plumbing and electrical systems.

        "Market Value" at any time shall be determined by Agent, in its sole discretion, based upon (a) information then available to Agent regarding quotes to dealers for the purchase of mortgage notes similar to the Mortgage Notes that have been delivered to Agent pursuant to this Agreement or (b) sales prices actually received by Borrower for mortgage notes sold by Borrower during the immediately preceding thirty (30) day period similar to the Mortgage Notes that have been delivered to Agent pursuant to this Agreement.

        "Material Adverse Effect" means any material adverse effect on (i) the validity or enforceability of this Agreement, the Notes or any other Loan Document, (ii) the business, operations, total Property or financial condition of any Related Person, (iii) the collateral under any Security Instrument, or
(iv) the ability of any Related Person to fulfill its obligations under this Agreement, the Notes, or any other Loan Document to which it is a party.

        "Maximum Rate" means, with respect to each Lender, the maximum nonusurious rate of interest that such Lender is permitted under applicable law to contract for, take, charge, or receive with respect to its Loans. All determinations herein of the Maximum Rate, or of any interest rate determined by reference to the Maximum Rate, shall be made separately for each Lender as appropriate to assure that the Loan Documents are not construed to obligate any Person to pay interest to any Lender at a rate in excess of the Maximum Rate applicable to such Lender.

        "Mortgage" means a mortgage or deed of trust, on standard forms in form and substance satisfactory to Agent, securing a Mortgage Note and granting a perfected first or second priority lien on residential real property consisting of land and either a Construction Home thereon or a single-family dwelling thereon which is completed and ready for occupancy.

        "Mortgage Assignment" means an instrument duly executed and in recordable form assigning a Mortgage, in blank and like all intervening instruments that have been executed with respect to such Mortgage and which is in form acceptable to Agent and satisfies all Requirements of Law.

        "Mortgage Collateral" means all Mortgage Notes (i) which are made payable to the order of Borrower or have been endorsed (without restriction or limitation) payable to the order of Borrower, (ii) in which Agent has been granted and continues to hold a perfected first priority security interest,
(iii) which are in form and substance acceptable to Agent in its reasonable discretion, (iv) which are secured by Mortgages, and (v) with respect to Tranche A Eligible Mortgage Loans and Tranche B Eligible Mortgage Loans, conform in all respects with all the requirements for purchase of such Mortgage Notes under the Take-Out Commitments and are valid and enforceable in accordance with their respective terms.

        "Mortgage Loan" means a one-to-four-family mortgage loan which is evidenced by a Mortgage Note and secured by a Mortgage, together with the rights and obligations of a holder thereof and payments thereon and proceeds therefrom.

        "Mortgage Note" means the Note or other evidence of indebtedness evidencing the indebtedness of an Obligor under a Mortgage Loan.

        "Note" means any promissory note delivered by Borrower to a Lender pursuant to Section 2.02 in the form attached hereto as Exhibit "A-1," and all renewals, modifications and extensions thereof. "Notes" means collectively each Lender's Note.

        "Obligations" means all present and future Indebtedness, obligations, and liabilities of Borrower to Agent or any Lender, and all renewals and extensions thereof, or any part thereof, arising pursuant to this Agreement or any other Loan Document, and all interest accrued thereon, and reasonable attorneys' fees and other costs incurred in the drafting, negotiation, enforcement or collection thereof, regardless of whether such indebtedness, obligations, and liabilities are direct, indirect, fixed contingent, joint, several or joint and several.

        "Obligor" means the Person or Persons obligated to pay the Indebtedness which is the subject of a Mortgage Loan.

        "Operating Account" means the non-interest bearing demand checking account established by Borrower with Agent to be used for Borrower's operations.

        "PBGC" means the Pension Benefit Guaranty Corporation or any Governmental Authority succeeding to any of its functions.

        "Percentage Share" means, with respect to any Lender (a) when used in
Section 2.01, in any Borrowing Request or when no Loans are outstanding hereunder, the percentage set forth opposite such Lender's name on the signature pages of this Agreement, and (b) when used otherwise, the percentage obtained by dividing (i) the sum of the unpaid principal balance of such Lender's Loans at the time in question by (ii) the sum of the aggregate unpaid principal balance of all Loans at such time.

        "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated organization, Governmental Authority, or any other form of entity.

        "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

        "Regulation D" means Regulation D issued by the Board of Governors of the Federal Reserve System as in effect from time to time.

        "Regulation U" means Regulation U issued by the Board of Governors of the Federal Reserve System as in effect from time to time.

        "Regulation X" means Regulation X issued by the Board of Governors of the Federal Reserve System as in effect from time to time.

        "Related Persons" means Borrower, Guarantor and each of Borrower's Subsidiaries.

        "REO" means any interest in real property and the improvements thereon owned by Borrower as a result of the foreclosure or transfer in lieu of foreclosure of a Mortgage Loan.

        "Reportable Event" means (1) a reportable event described in Sections 4043(b)(5) or (6) of ERISA or the regulations promulgated thereunder, or (2) any other reportable event described in Section 4043(b) of ERISA or the regulations promulgated thereunder other than a reportable event not subject to the provision for 30-day notice to the PBGC pursuant to a waiver by the PBGC under
Section 4043(a) of ERISA.

        "Repurchased Defaulted Mortgage" means a defaulted Mortgage Loan repurchased by Borrower from an investor or out of a pool of Mortgage Loans pursuant to Borrower's contractual obligation or election by Borrower to do so.

        "Required Mortgage Documents" means as to any Mortgage Loan, the items described on Schedule A to the Security Agreement.

        "Requirement of Law" as to any Person means the charter and by-laws or other organizational or governing documents of such Person, and any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other determination, direction or requirement (including, without limitation, any of the foregoing which relate to environmental standards or controls, energy regulations and occupational, safety and health standards or controls) of any arbitrator, court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

        "Reserve Percentage" means the maximum reserve requirement, as determined by Agent (including without limitation any basic, supplemental, marginal, emergency or similar reserves), expressed as a percentage and rounded to the next higher 0.01%, which would then apply to a member bank of the Federal Reserve System under Regulation D, with deposits comparable in amount to those held by Agent, with respect to "Eurocurrency liabilities" (as such term is defined in Regulation D). If such reserve requirement shall change after the date hereof, the Reserve Percentage shall be automatically increased or decreased, as the case may be, from time to time as of the effective time of each such change in such reserve requirement.

        "Risk Rating" means the risk rating of a Mortgage Loan determined by the underwriting guidelines of Borrower or other applicable standards of an Investor to which such Mortgage Loan is to be sold by the Company under a Take-Out Commitment, provided that such underwriting guidelines or other applicable standards comply with industry standards in the sole judgment of Agent.

        "Second Mortgage Loan" means a Mortgage Loan secured by a second priority Mortgage, which Mortgage Loan has a combined loan-to-value ratio at origination (taking into account the full outstanding principal balance secured by the first priority Mortgage) not in excess of 100% using the appraised value of the single-family dwelling described in such Mortgage according to the appraisal obtained in connection with the origination of such second priority Mortgage Loan.

        "Security Agreement" means the First Restated Security and Collateral Agency Agreement between Borrower and Agent in the form attached hereto as Exhibit "E," as the same may from time to time be further supplemented, amended or restated.

        "Security Instrument" means (i) the Security Agreement and (ii) such other executed documents as are or may be necessary to grant to Agent a perfected first prior and continuing security interest in and to all Mortgage Collateral, and any and all other agreements or instruments now or hereafter executed and delivered by Borrower in connection with, or as security for the payment or performance of, all or any of the Obligations, including Borrower's obligations under the Notes and this Agreement, as such agreements may be amended, modified or supplemented from time to time.

        "Servicing Agreements" means all agreements between Borrower and Persons other than Borrower pursuant to which Borrower undertakes to service Mortgage Loans.

        "Servicing Records" means all contracts and other documents, books, records and other information (including without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) maintained with respect to the Servicing Rights.

        "Servicing Rights" means all of Borrower's right, title and interest in and under the Servicing Agreements, including, without limitation, the rights of Borrower to income and reimbursement thereunder.

        "Settlement Account" means the non-interest bearing demand checking account established by Borrower with Agent to be used for (i) the deposit of proceeds from the sale of Mortgage Collateral; and (ii) the payment of the Obligations; provided that (a) the Settlement Account shall be pledged to Agent for the benefit of Lenders, (b) Borrower shall not be entitled to withdraw funds from the Settlement Account, (c) as long as no Event of Default has occurred and is continuing, to the extent that the deposit of proceeds from the sale of Mortgage Loans exceeds the Unit Collateral Value of such Mortgage Loans and any payments then due and owing under this Agreement or the Notes, Agent shall transfer such excess amount to the Operating Account, and (d) if at any time the aggregate amount of funds in the Settlement Account is insufficient to pay any and all payments due and owing under this Agreement or the Notes (such amount being referred to as the "Deficiency"), Agent shall transfer an amount equal to the Deficiency from the Operating Account to the Settlement Account.

        "Submission List" means a list in the form of Schedule I to the form of Borrowing Request.

        "Subordinated Debt" means unsecured Indebtedness of Borrower which matures at least twelve (12) months after the Drawdown Termination Date and is subject to a subordination agreement in form and substance satisfactory to Agent in its sole and absolute discretion, which subordination agreement shall provide for, among other things, a prohibition on (i) principal payments of such Indebtedness until the Obligations are paid in full and all commitments of Lenders to advance funds hereunder have terminated, (ii) interest payments on such Indebtedness if a Default is then continuing or would arise as a result of such payment and (iii) the exercise of any rights or remedies by the subordinating creditor against Borrower, Guarantor (if Guarantor is not the subordinating creditor) or any of the Collateral until such time as the Obligations have been paid in full.

        "Subsidiary" means, with respect to any Person, any corporation, association, partnership, joint venture, or other business or corporate entity, enterprise or organization which is directly or indirectly (through one or more intermediaries) controlled by or owned fifty percent or more by such Person.

        "Super-Jumbo Loan" means a Mortgage Loan for which the original principal amount of the underlying Mortgage Note is greater than $600,000 but does not exceed $1,000,000.

        "Swing-Line Loan" means a loan made by Guaranty Federal to Borrower pursuant to Section 2.01(e).

        "Swing-Line Note" means the promissory note delivered by Borrower to Guaranty Federal pursuant to Section 2.02 in the form attached hereto as Exhibit "A-2," and all renewals, modifications, and extensions thereof.

        "Take-Out Commitment" means (a) with respect to any Eligible Tranche A Mortgage Loan, a written commitment of an Investor to purchase such Mortgage Loan on terms satisfactory to Agent, in its sole discretion and, (b) with respect to any Eligible Tranche B Mortgage Loan, a written master commitment or a loan specific commitment of an Investor to purchase Mortgage Collateral on terms satisfactory to Agent, in its sole discretion.

        "Termination Event" means (1) the occurrence with respect to any ERISA Plan of a Reportable Event, (2) the withdrawal of the Borrower or any ERISA Affiliate from a plan during a plan year in which it was a "substantial employer," as defined in Section 4001(a)(2) of ERISA, (3) the distribution to affected parties of a notice of intent to terminate any ERISA Plan or the treatment of any ERISA Plan amendment as a termination under Section 4041 of ERISA, (4) the institution of proceedings to terminate any ERISA Plan by the PBGC under Section 4042 of ERISA, or (5) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan.

        "Total Liabilities" of any Person means, as of any date, all amounts which would be included as liabilities on a balance sheet of such Person as of such date prepared in accordance with GAAP; provided however, that as to the Subordinated Debt only, the Total Liabilities of Borrower shall exclude the aggregate principal amount outstanding as of such date of the Subordinated Debt.

        "Tranche A Borrowing Base" means at any date all Eligible Tranche A Mortgage Loans which have been delivered to and held by Agent or otherwise identified as Mortgage Collateral.

        "Tranche A Investor" means any Person listed on Exhibit "F-1", as such exhibit may be updated or supplemented from time to time; provided, however, that Agent shall deliver a list of all

Persons approved as Tranche A Investors by Agent to Lenders upon each amendment of such exhibit by Agent, and a Tranche A Investor shall be removed from such list upon the written direction of Majority Lenders.

        "Tranche A Loan" has the meaning given it in Section 2.01(a).

        "Tranche B Borrowing Base" means at any date all Eligible Tranche B Mortgage Loans which have been delivered to and held by Agent or otherwise identified as Mortgage Collateral.

        "Tranche B Investor" means any Person listed on Exhibit "F-2", as such exhibit may be amended or supplemented from time to time; provided, however, that Agent shall deliver a list of all Persons approved as Tranche B Investors by Agent to Lenders upon each amendment of such exhibit by Agent, and a Tranche B Investor shall be removed from such list upon the written direction of Majority Lenders.

        "Tranche B Loan" has the meaning given it in Section 2.01(b).

        "Tranche C Borrowing Base" means at any date all Eligible Tranche C Mortgage Loans, which have been delivered to and held by Agent or otherwise identified as Mortgage Collateral.

        "Tranche C Loan" has the meaning given it in Section 2.01(c).

        "Tranche C Sublimit" means $18,750,000.

        "Tranche D Borrowing Base" means at any date all Eligible REO and Eligible Repurchased Defaulted Mortgages which have been delivered to and held by Agent or otherwise identified as Collateral.

        "Tranche D Loan" has the meaning given it in Section 2.01(d).

        "UCC" means the Texas Uniform Commercial Code, as the same may hereafter be amended.

        "Unadjusted Tranche A Portion" means, on any date of determination, the aggregate principal amount of the Tranche A Loans which is in excess of the Adjusted Tranche A Portion.

        "Unadjusted Tranche B Portion" means, on any date of determination, the aggregate principal amount of the Tranche B Loans which is in excess of the Adjusted Tranche B Portion.

        "Unit Collateral Value" means

        (a) with respect to each Eligible Tranche A Mortgage Loan or Eligible Tranche B Mortgage Loan included in the Tranche A Borrowing Base or Tranche B Borrowing Base, as applicable, for not more than 180 days, ninety-eight percent (98%) of the least of: (i) the outstanding principal balance of the Mortgage Note constituting such Mortgage Loan; (ii) the actual out-of-pocket cost to Borrower of such Mortgage Loan minus the amount of principal paid under such Mortgage Loan and delivered to Agent for application to the prepayment of the Loans; (iii) the amount at which an Investor has committed to purchase the Mortgage Loan pursuant to a Take-Out Commitment not to exceed 100% of the original principal balance of the Mortgage Note; or (iv) the Market Value of the Mortgage Note constituting such Mortgage Loan; and

        (b) with respect to each Eligible Tranche A Mortgage Loan or Eligible Tranche B Mortgage Loan included in the Tranche A Borrowing Base or Tranche B Borrowing Base, as applicable, more than 180 days but not in excess of 270 days, eighty percent (80%) of the least of: (i) the outstanding principal balance of the Mortgage Note constituting such Mortgage Loan; (ii) the actual out-of-pocket cost to Borrower of such Mortgage Loan minus the amount of principal paid under such Mortgage Loan and delivered to Agent for application to the prepayment of the Loans; (iii) the amount at which an Investor has committed to purchase the Mortgage Loan pursuant to a Take-Out Commitment not to exceed 100% of the original principal balance of the Mortgage Note; or (iv) the Market Value of the Mortgage Note constituting such Mortgage Loan; and

        (c) with respect to each Eligible Tranche C Mortgage Loan included in the Tranche C Borrowing Base, ninety percent (90%) of the least of: (i) the outstanding principal balance of the Mortgage Note constituting such Eligible Tranche C Mortgage Loan; (ii) if such Eligible Tranche C Mortgage Loan is subject to a Take-Out Commitment, the amount at which an Investor has committed to purchase the Eligible Tranche C Mortgage Loan pursuant to a Take-Out Commitment not to exceed 100% of the original principal balance of the Mortgage Note; and (iii) the Market Value of the Mortgage Note constituting such Eligible Tranche C Mortgage Loan; and

        (d) with respect to each Eligible REO included in the Tranche D Borrowing Base, fifty percent (50%) of the least of: (i) the appraised value of the Eligible REO at the time of acquisition by Borrower; (ii) the acquisition cost to Borrower of such Eligible REO; or (iii) the Market Value of such Eligible REO; and

        (e) with respect to each Eligible Repurchased Defaulted Mortgage included in the Tranche D Borrowing Base, seventy percent (70%) of the least of:
(i) the outstanding principal balance of the Mortgage Note constituting such Eligible Repurchased Defaulted Mortgage; (ii) the actual out-of-pocket cost to Borrower for the repurchase of such Eligible Repurchased Defaulted Mortgage Note; or (iii) the Market Value of the Mortgage Note constituting such Eligible Repurchased Defaulted Mortgage.

        "VA" means the Department of Veteran's Affairs and any successor thereto.

        Section 1.02 Other Definitional Provisions.

        (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the above-defined meanings when used in the Notes or any other Loan Document, certificate, report or other document made or delivered pursuant hereto.

        (b) Each term defined in the singular form in Section 1.01 shall mean the plural thereof when the plural form of such term is used in this Agreement, the Notes or any other Loan Document, certificate, report or other document made or delivered pursuant hereto, and each term defined in the plural form in
Section 1.01 shall mean the singular thereof when the singular form of such term is used herein or therein.

        (c) The words "hereof," "herein," "hereunder" and similar terms when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, schedule and exhibit references herein are references to sections, subsections, schedules and exhibits to this Agreement unless otherwise specified. The word "or" is not exclusive, and the word "including" (in its various forms) means "including without limitation.

        (d) Unless the context otherwise requires or unless otherwise provided herein the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments and restatements of such agreement, instrument or document, provided that nothing contained in this section shall be construed to authorize any such renewal, extension, modification, amendment or restatement.

        (e) As used herein, in the Notes or in any other Loan Document, certificate, report or other document made or delivered pursuant hereto, accounting terms relating to any Person and not specifically defined in this Agreement or therein shall have the respective meanings given to them under GAAP.

        Section 1.03 Exhibits and Schedules. All Exhibits and Schedules attached to this Agreement are a part hereof for all purposes.

        Section 1.04 Calculations and Determinations. All calculations under the Loan Documents of interest and of fees shall be made on the basis of actual days elapsed (including the first day but excluding the last) and a year of 360 days. Each determination by Agent or a Lender of amounts to be paid under Sections
2.08 through 2.11 or any other matters which are to be determined hereunder by Agent or a Lender (such as any Eurodollar Rate, Adjusted Eurodollar Rate, Business Day, or Reserve Percentage) shall, in the absence of manifest error, be conclusive and binding. Unless otherwise expressly provided herein or unless Agent otherwise consents all financial statements and reports furnished to Agent or any Lender hereunder shall be prepared and all financial computations and determinations pursuant hereto shall be made in accordance with GAAP. The Agent shall deliver to Borrower an interest billing statement for each month on or before the fifteenth day of the next succeeding month, which interest billing statement shall set forth the interest accrued on the Loans for such month; provided that any failure or delay in delivering such interest billing or any inaccuracy therein shall not affect the Obligations.

                                   ARTICLE II

                           AMOUNT OF TERMS OF CREDITS

        Section 2.01 Commitment and Loans.

        (a) Tranche A Loans. Subject to the terms and conditions contained in this Agreement, each Lender agrees to make loans ("Tranche A Loans") to Borrower on a revolving credit basis from time to time on any Business Day from the date of this Agreement through the Drawdown Termination Date. Each request for Tranche A Loans pursuant to a Borrowing Request shall be in an aggregate amount of not less than $50,000. The aggregate principal amount of any Lender's Tranche A Loans at any time outstanding (after giving effect to the other transactions contemplated by the Borrowing Request pursuant to which a Tranche A Loan is requested) shall not exceed the lesser of: (1) such Lender's Percentage Share of the Collateral Value of the Tranche A Borrowing Base or (2) such Lender's Percentage Share of the Commitment reduced by the sum of (A) such Lender's Percentage Share of all Tranche B Loans outstanding at such time, (B) such Lender's Percentage Share of all Tranche C Loans outstanding at such time, and
(C) such Lender's Percentage Share of all Tranche D Loans outstanding at such time. At no time shall the aggregate amount of all Loans outstanding at any time exceed the lesser of (1) the Aggregate Collateral Value of the Borrowing Base, and (2) the Commitment at such time.

        (b) Tranche B Loans. Subject to the terms and conditions contained in this Agreement, each Lender agrees to make loans ("Tranche B Loans") to Borrower on a revolving credit basis from time to time on any Business Day from the date of this Agreement through the Drawdown Termination Date. Each request for Tranche B Loans pursuant to a Borrowing Request shall be in an aggregate amount of not less than $50,000. The aggregate principal amount of any Lender's Tranche B Loans at any time outstanding (after giving effect to the other transactions contemplated by the Borrowing Request pursuant to which a Tranche B Loan is requested) shall not exceed the lesser of: (1) such Lender's Percentage Share of the Collateral Value of the Tranche B Borrowing Base or (2) such Lender's Percentage Share of the Commitment reduced by the sum of (A) such Lender's Percentage Share of all Tranche A Loans outstanding at such time, (B) such Lender's Percentage Share of all Tranche C Loans outstanding at such time, and
(C) such Lender's Percentage Share of all Tranche D Loans outstanding at such time. At no time shall the aggregate amount of all Loans outstanding at any time exceed the lesser of (1) the Aggregate Collateral Value of the Borrowing Base, and (2) the Commitment at such time.

        (c) Tranche C Loans. Subject to the terms and conditions contained in this Agreement, each Lender agrees to make loans ("Tranche C Loans") to Borrower to finance the draws advanced from time to time by Borrower pursuant to Eligible Tranche C Mortgage Loans. Tranche C Loans shall be made on a revolving credit basis from time to time on any Business Day from the date of this Agreement through the Drawdown Termination Date. Each request for Tranche C Loans pursuant to a Borrowing Request shall be in an aggregate amount of not less than $10,000. The aggregate principal amount of any Lender's Tranche C Loans at any time outstanding (after giving effect to the other transactions contemplated by the Borrowing Request pursuant to which a Tranche C Loan is requested) shall not exceed the lesser of: (1) such Lender's Percentage Share of the Collateral Value of the Tranche C Borrowing Base or (2) such Lender's Percentage Share of the Tranche C Sublimit. At no time shall the aggregate amount of all Tranche C Loans outstanding at any time exceed the lesser of (1) the Collateral Value of the Tranche C Borrowing Base and (2) the Tranche C Sublimit. At no time shall the aggregate amount of all Loans outstanding at any time exceed the lesser of (1) the Aggregate Collateral Value of the Borrowing Base, and (2) the Commitment at such time.

        (d) Tranche D Loans. Subject to the terms and conditions contained in this Agreement, each Lender agrees to make loans ("Tranche D Loans") to Borrower on a revolving credit basis from time to time on any Business Day from the date of this Agreement through the Drawdown Termination Date. Each request for Tranche D Loans pursuant to a Borrowing Request shall be in an aggregate amount of not less than $30,000. The aggregate principal amount of any Lender's Tranche D Loans at any time outstanding (after giving effect to the other transactions contemplated by the Borrowing Request pursuant to which a Tranche D Loan is requested) shall not exceed the lesser of: (1) such Lender's Percentage Share of the Collateral Value of the Tranche D Borrowing Base or (2) such Lender's Percentage Share of the Commitment reduced by the sum of (A) such Lender's Percentage Share of all Tranche A Loans outstanding at such time, (B) such Lender's Percentage Share of all Tranche B Loans outstanding at such time, and
(C) such Lender's Percentage Share of all Tranche C Loans outstanding at such time. At no time shall the aggregate amount of all Loans outstanding at any time exceed the lesser of (1) the Aggregate Collateral Value of the Borrowing Base, and (2) the Commitment at such time.

        (e) Discretionary Swing-Line Loans. Subject to the terms and conditions of this Agreement, until the Drawdown Termination Date, Guaranty Federal, in its sole discretion, may lend to Borrower at such times and in such amounts as Borrower shall request, up to an aggregate principal amount outstanding equal to $30,000,000. Guaranty Federal will not make a Swing-Line Loan if either (i) after giving effect thereto, the aggregate amount of all Loans outstanding would exceed the lesser of

(1) the Aggregate Collateral Value of the Borrowing Base or (2) the Commitment or (ii) one or more of the conditions precedent set forth in Article 3 for the making of any Loan have not been satisfied.

        Section 2.02 Promissory Notes; Interest on the Notes. The Loans made by each Lender pursuant to Section 2.01(a), (b), (c) or (d) shall be evidenced by a Note payable to the order of such Lender. The Swing-Line Loans made by Guaranty Federal pursuant to Section 2.01(e) shall be evidenced by the Swing-Ling Note. Each Lender's Loans (exclusive of any past due principal) from time to time outstanding shall bear interest on each day outstanding at the Applicable Rate in effect on such day; provided, however, that the portion of such Lender's Loans which is equal to the Balance Funded Amount for such Lender computed for the immediately preceding Balance Calculation Period, shall bear interest on each day outstanding at the Balance Funded Rate. Each Lender which has any Balance Funded Amount for any Balance Calculation Period shall provide Agent written notice of such Balance Funded Amount not later than two Business Days after the end of such Balance Calculation Period, and Agent shall be entitled to rely on the accuracy of such notice in calculating the interest accrued for such Balance Calculation Period. For any Lender which has a Balance Funded Amount, the Balance Funded Rate shall apply first to such Lender's Tranche D Loans, second to such Lender's Tranche C Loans, third to such Lender's Unadjusted Tranche B Portion, fourth to such Lender's Unadjusted Tranche A Portion, fifth to such Lender's Adjusted Tranche B Portion, and last to such Lender's Adjusted Tranche A Portion. All past due principal of and past due interest on each Lender's Loans shall bear interest on each day at the Late Payment Rate in effect on such day.

        Section 2.03 Notice and Manner of Obtaining Loans. Borrower shall give Agent notice of each request for Tranche A Loans, Tranche B Loans, Tranche C Loans or Tranche D Loans pursuant to a Borrowing Request which is received by Agent not later than 11:00 a.m. (Dallas, Texas) time, on the day on which such Loans are to be advanced. Each Borrowing Request shall constitute a request for both (1) a Swing-Line Loan to be funded by Guaranty Federal and the Loans to be made by Lender to refinance that Swing-Line Loan, and (2) if Guaranty Federal elects not to make a Swing-Line Loan, the Loans actually requested by the text of the Borrowing Request to be funded by the Lenders. If all conditions precedent to such Loan have been met and Agent has notified each Lender that Guaranty Federal has elected not to make a Swing-Line Loan pursuant to such Borrowing Request, each Lender will on the date requested promptly remit to Agent at Agent's office in Dallas, Texas the amount of such Lender's Tranche A Loan, Tranche B Loan, Tranche C Loan or Tranche D Loan, as applicable, in immediately available dollars, and upon receipt of such funds, unless to its actual knowledge any conditions precedent to such Loan have been neither met nor waived as provided herein, Agent shall promptly make such Loan available to Borrower by crediting the Funding Account with a like amount of immediately available funds. Guaranty Federal shall, not later than 3:00 p.m. (Dallas, Texas time) on the date on which it makes any Swing-Line Loan, deposit the amount thereof into the Funding Account. Each Borrowing Request shall be irrevocable and binding on Borrower. Unless Agent shall have received prompt notice from a Lender that such Lender will not make available to Agent such Lender's Loan, Agent may in its discretion assume that such Lender has made such Loan available to Agent in accordance with this section and Agent may if it chooses, in reliance upon such assumption, make such Loan available to Borrower. If and to the extent such Lender shall not so make its Loan available to Agent, such Lender and Borrower severally agree to pay or repay to Agent within three days after demand the amount of such Loan together with interest thereon, for each day from the date such amount is made available to Borrower until the date such amount is paid or repaid to Agent, at (i) the Federal Funds Rate, if such Lender is making such payment and (ii) the interest rate applicable at the time to the other Loans made on such date, if Borrower is making such repayment; Agent shall use its best efforts to demand any such amount from both such Lender and Borrower, provided, that any failure by Agent to make any such demand on both such Lender and Borrower shall not in any manner affect such Lender's and Borrower's obligation to pay or repay such amount, with interest, as set forth herein. The failure of any Lender to make any Loan to be made by it hereunder shall not relieve any other Lender of its obligation hereunder, if any, to make its Loan, but no Lender shall be responsible for the failure of any other Lender to make any Loan to be made by such other Lender.

        Section 2.04 Fees.

        (a) In consideration of each Lender's commitment to make Tranche A Loans, Tranche B Loans, Tranche C Loans and Tranche D Loans, Borrower will pay to Agent for the account of each Lender a commitment fee determined on a daily basis by applying a rate of 0.175% per annum on the Commitment on each day from the date of the initial Loan until the Drawdown Termination Date. This commitment fee shall be due and payable quarterly in advance beginning on July 1, 1998, and continuing regularly on each October 1, January 1, April 1 and July 1 thereafter.

        (b) Borrower shall also pay to Agent for its own account, a collateral handling fee and an agent's fee agreed to in that certain letter agreement dated of even date herewith between Borrower and Agent.

        Section 2.05 Mandatory Repayments.

        (a) If at any time the aggregate outstanding principal amount of all Tranche A Loans exceeds the Collateral Value of the Tranche A Borrowing Base, Borrower shall repay the amount of such excess within one (1) Business Day after written notice thereof from Agent.

        (b) If at any time the aggregate outstanding principal amount of all Tranche B Loans exceeds the Collateral Value of the Tranche B Borrowing Base, Borrower shall repay the amount of such excess within one (1) Business Day after written notice thereof from Agent.

        (c) If at any time the aggregate outstanding principal amount of all Tranche C Loans exceeds the lesser of (i) the Collateral Value of the Tranche C Borrowing Base and (ii) the Tranche C Sublimit, Borrower shall repay the amount of such excess within one (1) Business Day after written notice thereof from Agent.

        (d) If at any time the aggregate outstanding principal amount of all Tranche D Loans exceeds the Collateral Value of the Tranche D Borrowing Base, Borrower shall repay the amount of such excess within one (1) Business Day after written notice thereof from Agent.

        Section 2.06 Payments to Lenders. All payments of interest on the Notes, all payments of principal, including any principal payment made with proceeds of Mortgage Collateral, and fees hereunder shall be made directly to Agent for the account of the Lender to whom such payment is owed in federal or other immediately available funds before 1:00 pm (Dallas, Texas time) on the respective dates when due via wire transfer to the Settlement Account. Borrower shall send notice to Agent before 1:00 p.m. (Dallas, Texas time) on the day any payment of principal or interest is received by Agent which sets forth the Loans against which such payment is to be applied. Any payment (or any payment received without a notice regarding application of such payment) received by Agent after such time will be deemed to have been made on the next following Business Day. Should any such payment become due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day, and, in the case of a payment of principal or past due interest, interest shall accrue and be payable thereon for the period of such extension as provided in the Loan Document under which such payment is due. Each payment under a Loan Document shall be payable at the place provided therein and, if no specific place of payment is provided, shall be payable at the place of payment of the Notes. When Agent collects or receives money on account of the Obligations, Agent shall distribute all money so collected or received, and Agent and Lenders shall apply all such money so distributed, as follows:

                (a) first, for the payment of all Obligations which are then due, and if such money is insufficient to pay all such Obligations, (i) first to any reimbursements due Agent under Section 5.05, (ii) second to Guaranty Federal for the payment of any outstanding Swing-Line Loans then due if such Swing-Line Loans are of the type which Lenders are obligated to refund pursuant to Section 2.07(c) below, (iii) third if such payments are on account of the Tranche A Loans, to the payment of the Tranche A Loans then due, if such payments are on account of the Tranche B Loans, to the payment of the Tranche B Loans then due, if such payments are on account of the Tranche C Loans, to the Tranche C Loans then due, if such payments are on account of the Tranche D Loans, to the payment of the Tranche D Loans then due, (iv) fourth to Guaranty Federal for the payment of any outstanding Swing-Line Loans then due which are of the type which Lenders are not obligated to refund pursuant to
        Section 2.07(c) below, and (v) then to the partial payment of all other Obligations then due in proportion to the amounts thereof, or as Lenders shall otherwise agree;

                (b) then for the prepayment of amounts owing under the Loan Documents if so specified by Borrower;

                (c) then for the prepayment of principal on the Notes, together with accrued and unpaid interest on the principal so prepaid; and

                (d) last, for the payment or prepayment of any other
        Obligations.

All payments applied to principal or interest on any Note shall be applied first to any interest then due and payable, then to principal then due and payable, and last to any prepayment of principal and interest. All distributions of amounts described in any of subsections (b), (c) or (d) above shall be made by Agent pro rata to Agent and each Lender then owed Obligations described in such subsection in proportion to all amounts owed to all Lenders which are described in such subsection.

        Section 2.07 Refinancing of Swing-Line Loans.

        (a) Permitted Refinancings of Swing-Line Loans. Guaranty Federal, at any time in its sole and absolute discretion, may, upon notice given to each other Lender by not later than 12:00 noon (Dallas time) on any Business Day, request that each Lender (including Guaranty Federal) make a Tranche A Loan, Tranche B Loan, Tranche C Loan or Tranche D Loan, as applicable, in an aggregate amount equal to its Percentage Share of the aggregate unpaid principal amount of any outstanding Swing-Line Loans for the purpose of refinancing such Swing-Line Loans.

        (b) Mandatory Refinancings of Swing-Line Loans. Not later than 12:00 noon (Dallas time) on the penultimate Business Day of each week, Guaranty Federal will notify each other Lender of the aggregate amount of Swing-Line Loans which are then outstanding and the amount of the Tranche A Loan, Tranche B Loan, Tranche C Loan or Tranche D Loan required to be made by each Lender (including Guaranty Federal) to refinance such outstanding Swing-Line Loans (the aggregate amount of Loans to be made by each Lender shall equal such Lender's Percentage Share of such outstanding Swing-Line Loans).

        (c) Lenders' Obligation to Fund Refinancings of Swing-Line Loans. Upon the giving of notices by Guaranty Federal under Section 2.07(a) or 2.07(b), each Lender (including Guaranty Federal) shall promptly remit to Agent at Agent's office in Dallas, Texas, the amount equal to its Percentage Share of the aggregate principal amount of Swing-Line Loans to be refinanced, in immediately available funds, by not later than 3:00 p.m. (Dallas time) on the date such notice was received, provided, however, that a Lender shall not be obligated to make any such Tranche A Loan, Tranche B Loan, Tranche C Loan or Tranche D Loan, unless (A) Guaranty Federal believed in good faith that all conditions to making the subject Swing-Line Loan were satisfied at the time such Swing-Line Loan was made, or (B) if the conditions to such Swing-Line Loan were not satisfied, the satisfaction of such conditions have been waived in a writing by Majority Lenders in accordance with the provisions of this Agreement. The proceeds of Tranche A Loans, Tranche B Loans, Tranche C Loans and Tranche D Loans made pursuant to the preceding sentence shall be paid to Guaranty Federal (and not to Borrower) and applied to the payment of principal of the outstanding Swing-Line Loans, and Borrower authorizes Agent to charge the Operating Account or any other account (other than escrow or custodial accounts) maintained by it with Agent (up to the amount available therein) in order to immediately pay Guaranty Federal the principal amount of such Swing-Line Loans to the extent amounts received from the other Lenders are not sufficient to repay in full the principal of the outstanding Swing-Line Loans requested or required to be refinanced. Upon the making of a Tranche A Loan, Tranche B Loan, Tranche C Loan or Tranche D Loan by a Lender pursuant to this Section

2.07(c), the amount so funded shall become due under such Lender's Note and the outstanding principal amount of the Swing-Line Loans shall be correspondingly reduced. If any portion of any such amount paid to Guaranty Federal should be recovered by or on behalf of Borrower from Guaranty Federal in bankruptcy or otherwise, the loss of the amount so recovered shall be ratably shared among all the Lenders in the manner contemplated by Section 9.06. Each Lender's obligation to make Tranche A Loans, Tranche B Loans, Tranche C Loans and Tranche D Loans pursuant to this Section 2.07(c) shall, subject to the proviso to the first sentence of this Section 2.07(c), be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, (1) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against Guaranty Federal, Borrower or anyone else for any reason whatsoever; (2) the occurrence or continuance of an Event of Default or Default; (3) any adverse change in the condition (financial or otherwise) of Borrower; (4) any breach of this Agreement by Borrower, Agent or any Lender; or (5) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided, that in no event shall a Lender be obligated to make a Tranche A Loan, Tranche B Loan, Tranche C Loan or Tranche D Loan pursuant to this Section 2.07(c) if, after giving effect thereto, the outstanding principal balance of such Lender's Loans would exceed its Percentage Share of the Commitment.

        Section 2.08 Capital Reimbursement. If either (a) the introduction or implementation of or the compliance with or any change in or in the interpretation of any law, rule or regulation, or (b) the introduction or implementation of or the compliance with any request, directive or guideline from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by any Lender or any corporation controlling such Lender, then, upon demand by such Lender, Borrower will pay to Agent for the account of such Lender, from time to time as specified by such Lender, such additional amount or amounts which such Lender shall determine to be appropriate to compensate such Lender or any corporation controlling such Lender in light of such circumstances, to the extent that such Lender reasonably determines that the amount of any such capital would be increased or the rate of return on any such capital would be reduced by or in whole or in part based on the face amount of such Lender's Note or commitments under this Agreement.

        Section 2.09 Increased Cost of Loans. If any applicable domestic or foreign law, treaty, rule or regulation (whether now in effect or hereinafter enacted or promulgated, including Regulation D) or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law):

        (a) shall change the basis of taxation of payments to any Lender of any principal, interest, or other amounts attributable to any Loan bearing interest at the Eurodollar Rate (a "Eurodollar Loan") or otherwise due under this Agreement in respect of any Eurodollar Loan (other than taxes imposed on the overall net income of such Lender or any lending office of such Lender by any jurisdiction in which such Lender or any such lending office is located); or

        (b) shall change, impose, modify, apply or deem applicable any reserve, special deposit or similar requirements in respect of any Eurodollar Loan (excluding those for which such Lender is fully compensated pursuant to adjustments made in the definition of any Adjusted Eurodollar Rate) or against assets of, deposits with or for the account of, or credit extended by, such Lender; or

        (c) shall impose on any Lender or the interbank Eurocurrency deposit market any other condition relating to any Eurodollar Loan, the result of which is to increase the cost to any Lender of funding or maintaining any Eurodollar Loan or to reduce the amount of any sum receivable by any Lender in respect of any Eurodollar Loan by an amount deemed by such Lender to be material, then such Lender shall promptly notify Agent and Borrower in writing of the happening of such event and Borrower shall upon demand pay to Agent for the account of such Lender such additional amount or amounts as will compensate such Lender for such event (on an after-tax basis, taking into account any taxes on such compensation).

        Section 2.10 Availability. If (a) any change in applicable laws, treaties, rules or regulations or in the interpretation or administration thereof of or in any jurisdiction whatsoever, domestic or foreign, shall make it unlawful or impracticable for any Lender to fund or maintain Loans which bear interest at the Eurodollar Rate, or shall materially restrict the authority of any Lender to purchase or take offshore deposits of dollars (i.e., "Eurodollars"), or (b) any Lender determines that matching deposits appropriate to fund or maintain loans bearing interest at the Eurodollar Rate are not available to it, or (c) any Lender determines that the formula for calculating the Adjusted Eurodollar Rate does not fairly reflect the cost to any Lender of making or maintaining loans based on such rate, then, upon notice by such Lender to Borrower and Agent, all Loans of such Lender which are then outstanding or are then the subject of any Borrowing Request and which cannot lawfully or practicably be maintained or funded based on the Eurodollar Rate shall immediately begin bearing interest at the Back-Up Rate. Borrower agrees to indemnify each Lender and hold it harmless against all costs, expenses, claims, penalties, liabilities and damages which may result from any such change in law, treaty, rule, regulation, interpretation or administration. Such indemnification shall be on an after-tax basis, taking into account any taxes imposed on the amounts paid as indemnity.

        Section 2.11 Reimbursable Taxes. Borrower covenants and agrees that:

        (a) Borrower will indemnify Agent and each Lender against and reimburse Agent and each Lender for all present and future income, stamp and other taxes, levies, costs and charges whatsoever imposed, assessed, levied or collected on or in respect of this Agreement or any Loans bearing interest at the Eurodollar Rate (whether or not legally or correctly imposed, assessed, levied or collected), excluding, however, any taxes imposed on or measured by the overall net income of Agent or such Lender or any lending office of Agent or such Lender by any jurisdiction in which Agent or such Lender or any lending office is located (all such non-excluded taxes, levies, costs and charges being collectively called "Reimbursable Taxes" in this section). Such indemnification shall be on an after-tax basis, taking into account any taxes imposed on the amounts paid as indemnity.

        (b) All payments on account of the principal of, and interest on, each Lender's Loan, each Lender's Note, and the Swing-Line Note and all other amounts payable by Borrower to Agent and each Lender hereunder, shall be made in full without set-off or counterclaim and shall be made free and clear of and without deductions or withholdings of any nature by reason of any Reimbursable Taxes, all of which will be for the account of Borrower. In the event of Borrower being compelled by law or other regulations to make any such deduction or withholding from any payment to Agent or any Lender, Borrower shall pay on the due date of such payment, by way of additional interest, such additional amounts as are needed to cause the amount receivable by Agent or such Lender after such deduction or withholding to equal the amount which would have been receivable in the absence of such deduction or withholding. If Borrower should make any deduction or withholding as aforesaid, Borrower shall within 60 days thereafter forward to Agent or such Lender an official receipt or other official document evidencing payment of such deduction or withholding.

        Section 2.12 Notice of Certain Events; Change of Applicable Lending Office. Each Lender agrees to provide written notice to Borrower of the occurrence of any event (a "Triggering Event") described in Sections 2.08, 2.09,
2.10 or 2.11, which would give rise to any costs, expenses, claims, penalties, liabilities, damages or Reimbursable Taxes, within sixty (60) days of the date such Lender first learns of the occurrence of such Triggering Event (the "Trigger Date"). If any Lender fails to provide written notice to Borrower of a Triggering Event in accordance with the immediately preceding sentence, Borrower shall be liable for only those costs, expenses, claims, penalties, liabilities, damages or Reimbursable Taxes with respect to such Lender which arose during the period beginning 120 days prior to the Trigger Date and ending on the Trigger Date.

                                   ARTICLE III

                              CONDITIONS PRECEDENT

        The obligation of each Lender to make Loans hereunder is subject to fulfillment of the conditions precedent stated in this Article III.

        Section 3.01 Initial Borrowing. The obligation of each Lender to fund any Loan hereunder shall be subject to, in addition to the conditions precedent specified in Section 3.02, delivery to Agent of the following (each of the following documents being duly executed and delivered and in form and substance satisfactory to Agent, and, with the exception of the Notes and the Swing-Line Note, each in a sufficient number of originals that Agent, its counsel and each Lender may have an executed original of each document):

        (a) an executed counterpart of this Agreement and of all instruments, certificates and opinions referred to in this Article III not theretofore delivered (except the Borrowing Request which is to be delivered at the time provided in Subsection 3.02(a) hereof);

        (b) the Notes and the Swing-Line Note;

        (c) the Security Agreement dated of even date herewith;

        (d) the Guaranty dated of even date herewith;

        (e) a certificate of the Secretary or Assistant Secretary of each of Borrower and Guarantor setting forth (i) resolutions of its board of directors authorizing the execution, delivery, and performance of the Loan Documents to which it is a party and identifying the officers authorized to sign such instruments, (ii) specimen signatures of the officers so authorized, and (iii) articles of incorporation of each of Borrower and Guarantor certified by the appropriate Secretary of State as of a recent date, and (iv) bylaws of each of Borrower and Guarantor, certified as being accurate and complete;

        (f) a certificate of the existence and good standing for Borrower and Guarantor in their state of incorporation dated no earlier than June 20, 1998; and

        (g) an opinion of counsel for Borrower and Guarantor in the form of Exhibit G;

        (h) a Borrowing Base Certificate dated as of the date of the first Borrowing, certified by the chief financial officer of Borrower; and

        (i) such other documents as Agent may reasonably request at any time at or prior to the date of the initial Borrowing hereunder.

        Section 3.02 All Borrowings. The obligation of each Lender to fund any Loan pursuant to this Agreement is subject to the following further conditions precedent:

        (a) Borrower shall deliver to Agent a Borrowing Request accompanied by the Required Mortgage Documents or, if applicable, an Agreement to Pledge;

        (b) all Property in which Borrower has granted a Lien to Agent shall have been physically delivered to the possession of Agent or a bailee acceptable to Agent to the extent that such possession is required under this Agreement or necessary or appropriate for the purpose of perfecting the Lien of Agent in such collateral or as provided under subsection (x) of the definition of Eligible Mortgage Loans;

        (c) the representations and warranties of each Related Person contained in this Agreement or any Security Instrument (other than those representations and warranties which are by their terms limited to the date of the agreement in which they are initially made) shall be true and correct in all material respects on and as of the date of such Loan;

        (d) no Default or Event of Default shall have occurred and be continuing and no change or event which constitutes a Material Adverse Effect shall have occurred as of the date of such Loan;

        (e) the Funding Account, the Settlement Account and the Operating Account shall be established and in existence;

        (f) the making of such Loan shall not be prohibited by any Governmental Requirement;

        (g) the delivery to Agent of such other documents and opinions of counsel, including such documents as may be necessary or desirable to perfect or maintain the priority of any Lien granted or intended to be granted hereunder or otherwise and including favorable written opinions of counsel with respect thereto, as Agent may reasonably request; and

        (h) (A) the aggregate amount of all Loans outstanding, after giving effect to such Loan, does not exceed the lesser of (1) the Aggregate Collateral Value of the Borrowing Base and (2) the Commitment (B) the aggregate amount of all Tranche A Loans outstanding, after giving effect to such Loan, does not exceed the lesser of (1) the Collateral Value of the Tranche A Borrowing Base, and (2) the Commitment reduced by the sum of A. the aggregate amount of all Tranche B Loans outstanding, B. the aggregate amount of all Tranche C Loans outstanding, and C. the aggregate amount of all Tranche D Loans outstanding; (C) the aggregate amount of all Tranche B Loans outstanding, after giving effect to such Loan, does not exceed the lesser of: (1) the Collateral Value of the Tranche B Borrowing Base, and (2) the Commitment reduced by the sum of A. the aggregate amount of all Tranche A Loans outstanding, B. the aggregate amount of all Tranche C Loans outstanding, and C. the aggregate amount of all Tranche D Loans outstanding; (D) the aggregate amount of all Tranche C Loans outstanding, after giving effect to such Loan, does not exceed the lesser of (1) the Collateral Value of the Tranche C Borrowing Base, (2) the Commitment reduced by the sum of A. the aggregate amount of all Tranche A Loans outstanding, B. the aggregate amount of all Tranche B Loans outstanding, and C. the aggregate amount of all Tranche D Loans outstanding and (3) the Tranche C Sublimit; and (E) the aggregate amount of all Tranche D Loans outstanding, after giving effect to such Loan, does not exceed the lesser of (1) the Collateral Value of the Tranche D Borrowing Base, and (2) the Commitment reduced by the sum of A. the aggregate amount of all Tranche A Loans outstanding, B. the aggregate amount of all Tranche B loans outstanding, and C. the aggregate amount of all Tranche C Loans outstanding.

Delivery to Agent of a Borrowing Request shall be deemed to constitute a representation and warranty by Borrower on the date thereof and on the date on which the Loan is made, if any, set forth therein as to the facts specified in Subsections (c) and (d) of this Section 3.02.

                                   ARTICLE IV

                     BORROWER REPRESENTATIONS AND WARRANTIES

        Each of Borrower and Guarantor represents and warrants as follows:

        Section 4.01 Organization and Good Standing. Each Related Person (a) is a corporation duly incorporated and existing in good standing under the laws of the jurisdiction of its incorporation, (b) is duly qualified as a foreign corporation and in good standing in all jurisdictions in which its failure to be so qualified could have a Material Adverse Effect, (c) has the corporate power and authority to own its properties and assets and to transact the business in which it is engaged and is or will be qualified in those states wherein it proposes to transact business in the future and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, have a Material Adverse Effect.

        Section 4.02 Authorization and Power. Each Related Person has the corporate power and requisite authority to execute, deliver and perform the Loan Documents to which it is a party; each Related Person is duly authorized to and has taken all corporate action necessary to authorize it to, execute, deliver and perform the Loan Documents to which it is a party and is and will continue to be duly authorized to perform such Loan Documents.

        Section 4.03 No Conflicts or Consents. Neither the execution and delivery by any Related Person of the Loan Documents to which it is a party, nor the consummation of any of the transactions herein or therein contemplated, nor compliance with the terms and provisions hereof or with the terms and provisions thereof, will (a) materially contravene or conflict with any Requirement of Law to which any Related Person is subject, or any indenture, mortgage, deed of trust, or other agreement or instrument to which any Related Person is a party or by which any Related Person may be bound, or to which the Property of any Related Person may be subject, or (b) result in the creation or imposition of any Lien, other than the Lien of the Security Agreement, on the Property of any Related Person. All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, from any Governmental Authority that are necessary in connection with the transactions contemplated by the Loan Documents have been obtained.

        Section 4.04 Enforceable Obligations. This Agreement, the Notes, the Swing-Line Note, and the other Loan Documents to which any Related Person is a party are the legal, valid and binding obligations of such Related Person, enforceable in accordance with their respective terms, except as limited by Debtor Laws.

        Section 4.05 Priority of Liens. Upon delivery to Agent of each Borrowing Request, Agent shall have valid, enforceable, perfected, first priority Liens and security interests in each Mortgage Note identified therein, except to the extent that the requirements for perfection have not been completed with respect to Eligible Mortgage Loans for which Agent has received an Agreement to Pledge.

        Section 4.06 No Liens. Borrower has good and indefeasible title to the Mortgage Collateral and to all of the Eligible REO free and clear of all Liens and other adverse claims of any nature, except for ad valorem taxes and assessments not yet due and payable and Liens in the Mortgage Collateral or the Eligible REO in favor of Agent.

        Section 4.07 Financial Condition of Borrower and Guarantor. Each of Borrower and Guarantor has delivered to Agent and each Lender copies of their annual audited balance sheet as of December 31, 1997, and the related statements of income, stockholders' equity and cash flows for the period ended such date; such financial statements fairly present the financial condition of each of Borrower and Guarantor, respectively as of such date and the results of operations of Borrower for the period ended on such date and have been prepared in accordance with GAAP, subject to normal year-end adjustments; as of the date thereof, there were no obligations, liabilities or Indebtedness (including material contingent and indirect liabilities and obligations or unusual forward or long-term commitments) of Borrower which are not reflected in such financial statements and no change which constitutes a Material Adverse Effect has occurred in the financial condition or business of (i) Borrower since March 31, 1998 and (ii) Guarantor since March 31, 1998. Borrower has also delivered to Agent and each Lender its unaudited quarterly balance sheet for the period ending March 31, 1998 and management reports for the months ended March 31, 1998; such reports fairly and accurately present Borrower's commitment position, pipeline position, servicing and production as of the end of such months and for the fiscal year to date for the periods ending on such dates. Guarantor has also delivered to Agent and each Lender its unaudited quarterly balance sheet for the period ending March 31, 1998; such report fairly and accurately presents Guarantor's financial condition for the fiscal period ending on such date.

        Section 4.08 Full Disclosure. There is no material fact that Borrower or Guarantor has not disclosed to Agent and each Lender which could adversely affect the properties, business, prospects or condition (financial or otherwise) of the Related Persons, or could adversely affect the Mortgage Collateral or the Servicing Rights. To the best knowledge of each of Borrower and Guarantor, neither the financial statements referred to in Section 4.07 hereof, nor any Borrowing Request, officer's certificate or statement delivered by any Related Person to Agent and each Lender in connection with this Agreement, contains any untrue statement of material fact.

        Section 4.09 No Default. No Related Person is in default under any loan agreement, mortgage, security agreement or other material agreement or obligation to which it is a party or by which any of its Property is bound.

        Section 4.10 No Litigation. There are no material actions, suits or legal, equitable, arbitration or administrative proceedings pending, or to the knowledge of Borrower or Guarantor threatened, against any Related Person the adverse determination of which could constitute a Material Adverse Effect.

        Section 4.11 Taxes. All tax returns required to be filed by each Related Person in any jurisdiction have been filed and all taxes, assessments, fees and other governmental charges upon each Related Person or upon any of its properties, income or franchises have been paid prior to the time that such taxes could give rise to a Lien thereon, unless protested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been established on the books of such Related Person. No Related Person has any knowledge of any proposed tax assessment against any Related Person.

        Section 4.12 Principal Office, etc. The principal office, chief executive office and principal place of business of each Related Person is at the address set forth in Section 10.01.

        Section 4.13 Compliance with ERISA. No Related Person nor any ERISA Affiliate of any Related Person currently maintains, contributes to, is required to contribute to or has any liability, whether absolute or contingent, with respect to an ERISA Plan. With respect to all other employee benefit plans maintained or contributed to by each Related Person, each Related Person is in material compliance with ERISA.

        Section 4.14 Subsidiaries. No Related Person presently has any Subsidiary or owns any stock in any other corporation or association except those listed in Exhibit "H." As of the date hereof, each Related Person owns, directly or indirectly, the equity interest in each of its Subsidiaries which is indicated in Exhibit "H."

        Section 4.15 Indebtedness. Borrower has no indebtedness outstanding other than the Indebtedness permitted by Section 6.02.

        Section 4.16 Permits, Patents, Trademarks, etc.

        (a) Each Related Person has all permits and licenses necessary for the operation of its business.

        (b) Each Related Person owns or possesses (or is licensed or otherwise has the necessary right to use) all patents, trademarks, service marks, trade names and copyrights, technology, know-how and processes, and all rights with respect to the foregoing, which are necessary for the operation of its business, without any known material conflict with the rights of other. The consummation of the transactions contemplated hereby will not alter or impair in any material respect any of such rights of each Related Person.

        Section 4.17 Status Under Certain Federal Statutes. No Related Person is
(a) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, (b) a "public utility," as such term is defined in the Federal Power Act, as amended, (c) an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1949, as amended or (d) a "rail carrier," or a "person controlled by or affiliated with a rail carrier," within the meaning of Title 49, U.S.C., and no Related Person is a "carrier" to which 49 U.S.C. Section 11301(b)(1) is applicable.

        Section 4.18 Securities Act. No Related Person has issued any unregistered securities in violation of the registration requirements of the Securities Act of 1933, as amended, or of any other Requirement of Law, and is not violating any rule, regulation, or requirement under the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended. No Related Person is required to qualify an indenture under the Trust Indenture Act of 1939, as amended, in connection with its execution and delivery of the Notes.

        Section 4.19 Pollution Control. Each Related Person is in compliance with, and to the best of each Related Person's knowledge after due inquiry, each Related Person has, at all times since its incorporation, been in compliance with, all Requirements of Law relating to pollution control (a) in the

United States and the State of Texas and (b) in each other jurisdiction where it is presently doing business.

        Section 4.20 No Approvals Required. Other than consents and approvals previously obtained and actions previously taken, neither the execution and delivery of this Agreement, the Notes, the Swing-Line Note, and the other Loan Documents to which any Related Person is a party, nor the consummation of any of the transactions contemplated hereby or thereby requires the consent or approval of, the giving of notice to, or the registration, recording or filing by any Related Person of any document with, or the taking of any other action in respect of, any Governmental Authority which has jurisdiction over each Related Person or any of its Property, except for (a) the filing of the Uniform Commercial Code financing statements and other similar filings to perfect the interest of Agent in the Collateral, and (b) such other consents, approvals, notices, registrations, filings or action as may be required in the ordinary course of business of the Related Persons in connection with the performance of the obligations of the Related Persons hereunder.

        Section 4.21 Survival of Representations. All representations and warranties by each of Borrower and Guarantor herein shall survive delivery of the Notes, the Swing-Line Note and the funding of the Borrowings, and any investigation at any time made by or on behalf of Agent or any Lender shall not diminish the right of Agent or such Lender to rely thereon.

        Section 4.22 Individual Mortgage Loans. Borrower hereby represents with respect to each Mortgage Note and Mortgage Loan that is part of the Collateral:

        (a) Borrower has good and marketable title to each Mortgage Note and Mortgage, was the sole owner thereof and had full right to pledge the Mortgage Loan to Agent free and clear of any other Lien;

        (b) To the best knowledge of Borrower, there is no default, breach, violation or event of acceleration existing under any Mortgage or the related Mortgage Note (other than with respect to Repurchased Defaulted Mortgages) and there is no event which, with the passage of time or with notice and/or the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration and no such default, breach, violation or event of acceleration has been waived;

        (c) To the best of the knowledge of Borrower, the physical condition of the Property subject to the Mortgage has not deteriorated since the date of origination of the related secured Mortgage Loan (normal wear and tear excepted) and there is no proceeding pending for the total or partial condemnation of any Mortgaged Property;

        (d) Each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the related Property subject to the Mortgage of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise, by judicial foreclosure;

        (e) Each Mortgage Loan is a first or second lien one-to-four-family loan, and has been underwritten by the originator thereof in accordance with such originator's then current underwriting guidelines;

        (f) Each Mortgage Note (other than with respect to Eligible Tranche C Mortgage Loans) is payable in monthly installments of principal and interest, with interest payable in arrears, and requires a monthly payment which is sufficient to amortize the original principal balance over the original term and to pay interest at the related interest rate; and no Mortgage Note (except for any Mortgage Note evidencing an Eligible Tranche C Mortgage Loan) provides for any extension of the original term;

        (g) Except for Eligible Manufactured Housing Mortgage Loans, no Mortgage Loan is a loan in respect of the purchase of a Manufactured Home or mobile home or the land on which a Manufactured Home or mobile home will be placed;

        (h) The origination practices used by the originator of the Mortgage Loans and the collection practices used by the Borrower with respect to each Mortgage Loan have been in all material respects legal, proper, prudent and customary in the loan origination and servicing business;

        (i) Each Mortgage Loan was originated in compliance with all applicable laws and no fraud or misrepresentation was committed by any Person in connection therewith; and

        (j) Any Eligible Manufactured Housing Mortgage Loan originated in the State of Texas, was originated pursuant to Section 347 of the Texas Finance Code.

        Section 4.23 Environmental Matters. In the ordinary course of each Related Person's business, the officers and managers of each Related Person consider the effect of Environmental Laws on the business of such Related Person, in the course of which they identify and evaluate potential risks and liabilities accruing to such Related Person due to Environmental Laws. On the basis of this consideration, each Related Person has reasonably concluded that neither violation of nor compliance with Environmental Laws can reasonably be expected to have a material adverse effect on the business or financial condition of such Related Person or on the ability of Borrower to perform the Obligations. No Related Person has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a material adverse effect on the business or financial condition of the Related Persons, taken as a whole, or on the ability of Borrower to perform the Obligations.

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

        Each Related Person shall at all times comply with the covenants contained in this Article V, from the date hereof and for so long as any part of the Obligations or the Commitment is outstanding unless Majority Lenders have agreed otherwise.

        Section 5.01 Financial Statements and Reports.

        (a) Borrower shall furnish to Agent and each Lender the following, all in form and detail reasonably satisfactory to Majority Lenders:

                (i) Promptly after becoming available, and in any event within ninety (90) days after the close of each Fiscal Year of Borrower, the Consolidated balance sheet of Borrower and its Consolidated Subsidiaries as of the end of such year, and the related Consolidated statements of income, stockholders' equity and cash flows of Borrower and its Consolidated Subsidiaries for such year, setting forth in each case in comparative form the corresponding figures for the preceding Fiscal Year, such financial statements shall be unqualified and shall be accompanied by the related report of independent certified public accountants, KPMG Peat Marwick or other independent certified public accountants of national standing acceptable to Majority Lenders which report shall be to the effect that such statements have been prepared in accordance with GAAP applied on a basis consistent with prior periods except for such changes in such principles with which the independent public accountants shall have concurred;

                (ii) Promptly after becoming available, and in any event within thirty (30) days after the end of each month, including the twelfth month in the Fiscal Year of Borrower, a Consolidated balance sheet of Borrower and its Consolidated Subsidiaries as of the end of such month and the related Consolidated statements of income, stockholders' equity and cash flows of Borrower and its Consolidated Subsidiaries for such month and the period from the first day of the then current fiscal year of Borrower through the end of such month, certified by the chief financial officer or other executive officer of Borrower to have been prepared in accordance with GAAP applied on a basis consistent with prior periods, subject to normal year-end adjustments;

                (iii) Promptly upon receipt thereof, a copy of each other report submitted to Borrower by independent accountants in connection with any annual, interim or special audit of the books of Borrower;

                (iv) Promptly and in any event within thirty (30) days after the request of Agent at any time and from time to time, a certificate, executed by the president or chief financial officer of Borrower, setting forth all of Borrower's warehouse borrowings;

                (v) Promptly and in any event within thirty (30) days after the end of each calendar month in each Fiscal Year of Borrower (except the last), and within fifteen (15) days after the completion of each year-end audit by Borrower's independent public accountants, a completed Officer's Certificate in the form of Exhibit "D" hereto, executed by the president, chief financial officer or other executive officer of Borrower;

                (vi) Promptly and in any event within thirty (30) days after the end of each month, (A) a Borrowing Base Certificate, and (B) a management report regarding (1) Borrower's pipeline and commitment position, including amount and rate of committed Mortgage Loans and (2) Borrower's production statistics, including type of product and origination source (retail or correspondent) in each case in form and detail as reasonably required by Agent, prepared as of the end of such month and for the Fiscal Year to date;

                (vii) Promptly and in any event within thirty (30) days after the end of each month a list of all Repurchased Defaulted Mortgages (including the outstanding principal amounts of each) repurchased by Borrower during such month, together with a list of all other Repurchased Defaulted Mortgages (including the outstanding principal amount of each) then owned by Borrower;

                (viii) Promptly and in any event within thirty (30) days after the end of each month a Securitization Reporting Worksheet for Monthly Reporting in the form of Exhibit "K" hereto, executed by the chief financial officer of Borrower;

                (ix) Promptly and in any event within thirty (30) days after the closing of any securitization of Mortgage Loans, a Securitization Reporting Worksheet in the form of Exhibit "L" hereto, executed by the chief financial officer of Borrower;

                (x) Promptly and in any event within thirty (30) days after the end of each month, a report detailing the following information, with respect to any Mortgage Loans serviced by Borrower during such month: the aggregate unpaid principal amount of such Mortgage Loans, the weighted average interest rate of such Mortgage Loans, the weighted average maturity date of such Mortgage Loans; the principal amount of each Mortgage Loan which was paid in full during such month; the aggregate principal amount of such Mortgage Loans which are 30, 60 or 90 days delinquent, the aggregate principal amount of any such Mortgage Loans either repurchased or foreclosed upon during such month;

                (xi) Promptly and in any event within thirty (30) days after the end of each month, a list of all REO (including the acquisition cost to Borrower of such REO) purchased by Borrower during such month, together with a list of all other REO then owned by Borrower;

                (xii) Promptly and in any event within thirty (30) days after the end of each month, a report stating the outstanding principal amount as of the end of such month of each Eligible Tranche C Mortgage Loan then included in the Tranche C Borrowing Base; and

                (xiii) Such other information concerning the business, properties or financial condition of any Related Person as Agent or any Lender may reasonably request.

        (b) Guarantor shall furnish to Agent and each Lender the following, all in form and detail reasonably satisfactory to Majority Lenders:

                (i) Promptly after becoming available, and in any event within ninety (90) days after the close of each Fiscal Year of Guarantor, the Consolidated balance sheet of Guarantor and its Consolidated Subsidiaries as of the end of such year, and the related Consolidated statements of income, stockholders' equity and cash flows of Guarantor and its Consolidated Subsidiaries for such year, setting forth in each case in comparative form the corresponding figures for the preceding Fiscal Year, accompanied by the related report of independent certified public accountants, KPMG Peat Marwick or other independent certified public accountants of national standing acceptable to Majority Lenders which report shall be to the effect that such statements have been prepared in accordance with GAAP applied on a basis consistent with prior periods except for such changes in such principles with which the independent public accountants shall have concurred;

                (ii) Promptly after becoming available, and in any event within forty-five (45) days after the end of each Fiscal Quarter of Guarantor, including the last fiscal quarter in the Fiscal Year of Guarantor, Guarantor's Consolidated and consolidating balance sheet as of the end of such Fiscal Quarter and the related Consolidated and consolidating statements of income, stockholder's equity and cash flows of Guarantor and its Consolidated Subsidiaries for such Fiscal Quarter and the period from the first day of the then current Fiscal Year of Guarantor through the end of such Fiscal Quarter; and

                (ii) Promptly after becoming available, and in any event within forty-five (45) days after the end of each Fiscal Quarter, including the last Fiscal Quarter in the Fiscal Year of

        Guarantor, a copy Guarantor's 10-Q as of the end of such Fiscal Quarter filed by Guarantor with the Securities and Exchange Commission or any similar governmental authority.

        Section 5.02 Taxes and Other Liens. Each Related Person shall pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon it or upon its income or upon any of its Property as well as all claims of any kind (including claims for labor, materials, supplies and rent) which, if unpaid, might become a Lien upon any or all of its Property; provided, however, each Related Person shall not be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings diligently conducted by or on behalf of such Related Person and if such Related Person shall have set up reserves therefor adequate under GAAP.

        Section 5.03 Maintenance. Each Related Person shall (i) maintain its corporate existence, rights and franchises; (ii) observe and comply in all material respects with all Governmental Requirements, and (iii) maintain its Properties (and any Properties leased by or consigned to it or held under title retention or conditional sales contracts) in good and workable condition at all times and make all repairs, replacements, additions, betterments and improvements to its Properties as are needful and proper so that the business carried on in connection therewith may be conducted properly and efficiently at all times. Borrower shall maintain good standing as an FHLMC-approved seller and servicer. Upon achievement, Borrower shall maintain good standing as an FHA- and VA-approved lender and mortgagee, a GNMA-approved issuer and servicer and a FNMA-approved seller and servicer.

        Section 5.04 Further Assurances. Borrower shall, within three (3) Business Days after the request of Agent, cure any defects in the execution and delivery of the Notes, this Agreement or any other Loan Document and each Related Person shall, at its expense, promptly execute and deliver to Agent upon request all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements of each Related Person in this Agreement and in the other Loan Documents or to further evidence and more fully describe the collateral intended as security for the Notes, or to correct any omissions in this Agreement or the other Loan Documents, or more fully to state the security for the obligations set out herein or in any of the other Loan Documents, or to make any recordings, to file any notices, or obtain any consents.

        Section 5.05 Reimbursement of Expenses. Borrower shall pay (i) all reasonable legal fees (including, without limitation, allocated costs for in-house legal service) incurred by Agent in connection with the preparation, negotiation, syndication, execution and delivery of this Agreement, the Notes, the Swing-Line Note and the other Loan Documents and any amendments, consents or waivers executed in connection therewith, (ii) legal fees (including without limitation, allocated costs for in-house legal service), in an amount of $1,000 for each Lender (other than Guaranty Federal) incurred by such Lender in connection with the preparation, negotiation or execution of this Agreement, the Notes and the other Loan Documents, (iii) all fees, charges or taxes for the recording or filing of the Security Instruments, (iv) all out-of-pocket expenses of Agent in connection with the administration of this Agreement, the Notes, the Swing-Line Note and the other Loan Documents, including courier expenses incurred in connection with the Mortgage Collateral, (v) all amounts expended, advanced or incurred by Agent to satisfy any obligation of Borrower under this Agreement or any of the other Loan Documents or to collect the Notes or the Swing-Line Note, or to protect, preserve, exercise or enforce the rights of Agent or any Lender under this Agreement or any of the other Loan Documents or to collect the Note, or to protect, preserve, exercise or enforce the rights of Agent or any Lender under this Agreement or any of the other Loan Documents,
(vi) each Lender for all out-of-pocket costs and expenses (including fees and disbursements of attorneys and other experts employed or retained by such Person) incurred in connection with, arising out of, or in any way related to (a) consulting during a Default with respect to (A) the protection, preservation, exercise or enforcement of any of its rights in, under or related to the Collateral or the Loan Documents or (B) the performance of any of its obligations under or related to the Loan Documents, or (b) protecting, preserving, exercising or enforcing during a Default any of its rights in, under or related to the Collateral or the Loan Documents, each of (i) through (v) shall include all underwriting expenses, collateral liquidation costs, court costs, attorneys' fees (including, without limitation, for trial, appeal or other proceedings), fees of auditors and accountants, and investigation expenses reasonably incurred by Agent or any Lender in connection with any such matters, together with interest at the post-maturity rate specified in the Note or the Swing-Line Note on each item specified in clause
(i) through (v) from thirty (30) days after the date of written demand or request for reimbursement until the date of reimbursement.

        Section 5.06 Insurance. Borrower shall maintain with financially sound and reputable insurers, insurance with respect to its Properties (including, without limitation, all Eligible REO) and business against such liabilities, casualties, risks and contingencies and in such types and amounts as is customary in the case of Persons engaged in the same or similar businesses and similarly situated, including, without limitation, a fidelity bond or bonds with financially sound and reputable insurers with such coverage and in such amounts as is customary in the case of Persons engaged in the same or similar businesses and similarly situated. The improvements on the land covered by each Mortgage and on each Eligible REO shall be kept continuously insured at all times by responsible insurance companies against fire and extended coverage hazards under policies, binders, letters, or certificates of insurance, with a standard mortgagee clause in favor of Borrower and its assigns. Each such policy must be in an amount equal to the lesser of the maximum insurable value of the improvements (including, without limitation, with respect to all Eligible REO) or the original principal amount of the Mortgage Note, without reduction by reason of any co-insurance, reduced rate contribution, or similar clause of the policies or binders. Upon request of Agent, Borrower shall furnish or cause to be furnished to Agent from time to time a summary of the insurance coverage of Borrower in form and substance satisfactory to Agent and if requested shall furnish Agent copies of the applicable policies.

        Section 5.07 Accounts and Records; Servicing Records. Each Related Person shall keep books of record and account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and activities, in accordance with GAAP. Each Related Person shall maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate all records pertaining to the performance of such Related Person's obligations under the Servicing Agreements in the event of the destruction of the originals of such records) and keep and maintain all documents, books, records, computer tapes and other information reasonably necessary or advisable for the performance by each Related Person of its obligations under the Servicing Agreements.

        Section 5.08 Right of Inspection. Each Related Person shall permit authorized representatives of Agent and of each Lender to discuss the business, operations, assets and financial condition of such Related Person with their officers and employees, to examine their Servicing Records and books of records and account and make copies or extracts thereof and to visit and inspect any of the Properties of each Related Person, all at such reasonable times and as often as Agent or any Lender may request. Each Related Person will provide its accountants with a copy of this Agreement promptly after the execution hereof and will instruct its accountants to answer candidly any and all questions that the officers of Agent or any Lender or any authorized representatives of Agent or any Lender may address to them in reference to the financial condition or affairs of any Related Person as those conditions or affairs relate to this Agreement. Each Related Person may have its representatives in attendance at any meetings between the officers or other representatives of Agent or any Lender and such Related Person's accountants held in accordance with this authorization.

        Section 5.09 Notice of Certain Events. Borrower shall promptly notify Agent and each Lender upon (i) the receipt of any notice from, or the taking of any other action by, the holder of any promissory note, debenture or other evidence of Indebtedness of any Related Person with respect to a claimed default, together with a detailed statement by a responsible officer of Borrower specifying the notice given or other action taken by such holder and the nature of the claimed default and what action Borrower is taking or proposes to take with respect thereto; (ii) the commencement of, or any determination in, any legal, judicial or regulatory proceedings which, if adversely dispute between any Related Person and any Governmental Authority or any other Person which, if adversely determined, could have a Material Adverse Effect; (iii) any change in senior management of Borrower or Guarantor; (iv) any material adverse change in the business, operations, prospects or financial condition of any Related Person, including, without limitation, the insolvency of any Related Person, (v) any event or condition which, if adversely determined, could have a Material Adverse Effect or (vi) the occurrence of any Termination Event.

        Section 5.10 Performance of Certain Obligations and Information Regarding Investors. Borrower shall perform and observe in all material respects each of the provisions of each Take-Out Commitment and each of the Servicing Agreements on its part to be performed or observed and will cause all things to be done which are necessary to have each item of Mortgage Collateral covered by a Take-Out Commitment comply with the requirements of such Take-Out Commitment. Upon request by Agent, Borrower will deliver to Agent financial information concerning any Person Lenders are reviewing to determine whether to approve such Person as an Investor; all such financial information must be delivered to Agent prior to any request by Borrower for Mortgage Collateral to be delivered to such Person.

        Section 5.11 Use of Proceeds; Margin Stock. The proceeds of the first Borrowing shall be used to repay Borrower's obligations under the Existing Agreement, and the proceeds of all other Borrowings shall be used by Borrower solely for the origination or acquisition of Mortgage Loans in the ordinary course of Borrower's business. None of such proceeds shall be used for the purpose of purchasing or carrying any "margin stock" as defined in Regulation U, or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of such Regulation U. Neither Borrower nor any Person acting on behalf of Borrower shall take any action in violation of Regulation U or Regulation X or shall violate
Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereafter be in effect.

        Section 5.12 Notice of Default. Borrower shall furnish to Agent and each Lender immediately upon becoming aware of the existence of any Default or Event of Default, a written notice specifying the nature and period of existence thereof and the action which Borrower is taking or proposes to take with respect thereto.

        Section 5.13 Compliance with Loan Documents. Each Related Person shall promptly comply with any and all covenants and provisions of this Agreement the Notes and the other Loan Documents to be complied with by such Related Person.

        Section 5.14 Operations and Properties. Each Related Person shall comply with all rules, regulations and guidelines applicable to it. Borrower shall act prudently and in accordance with customary industry standards in managing and operating its Property.

        Section 5.15 Year 2000 Covenant. Borrower shall ensure that Borrower and its Affiliates are Year 2000 Compliant in a timely manner, but in no event later than December 31, 1999. Borrower shall further make reasonable inquiries of and request reasonable validation that all major contractors, suppliers, service providers and vendors of Borrower are similarly Year 2000 Compliant. As used in this paragraph, "major" shall mean properties or entities the failure of which to be Year 2000 Compliant would have a material adverse economic impact upon Borrower. The term "Year 2000 Compliant" shall mean that all software, hardware, equipment, goods or systems utilized by or material to the physical operations, business operations, or financial reporting of such property or entity (collectively, the "systems") will properly perform date sensitive functions before, during and after the year 2000. In furtherance of this covenant, Borrower shall, in addition to any other necessary actions, perform a comprehensive review and assessment of all systems of Borrower, and shall adopt a detailed plan, with itemized budget, for the testing, remediation, and monitoring of such systems. Borrower has provided Agent with satisfactory documentation and shall provide to Agent such additional certifications or other evidence of Borrower's compliance with the terms of this paragraph as any Lender may from time to time reasonably require.

        Section 5.16 REO Closing Proceeds. Borrower shall send a notice to each and every closing agent and closing attorney employed by Borrower to sell REO on behalf of Borrower, which notice shall instruct said closing agent or closing attorney to remit any and all proceeds (net of expenses of the sale) derived from the sale of REO directly to the Settlement Account.

        Section 5.17 Environmental Matters.

                (a) Each Related Person will comply in all material respects with all Environmental Laws now or hereafter applicable to such Related Person and shall obtain, at or prior to the time required by applicable Environmental Laws, all environmental, health and safety permits, licenses and other authorizations necessary for its operations and will maintain such authorizations in full force and effect.

                (b) Borrower will promptly furnish to Agent all written notices of violation, orders, claims, citations, complaints, penalty assessments, suits or other proceedings received by Borrower, or of which it has notice, pending or threatened against Borrower, by any governmental authority with respect to any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations in connection with its ownership or use of its properties or the operation of its business.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

        Each Related Person shall at all times comply with the covenants contained in this Article VI, from the date hereof and for so long as any part of the Obligations or the Commitment is outstanding unless Majority Lenders have agreed otherwise (which agreement shall not be unreasonably withheld with respect to Sections 6.06, 6.08 and 6.13):

        Section 6.01 No Merger. Borrower and its Subsidiaries shall not merge or consolidate with or into any Person, nor shall Borrower or its Subsidiaries acquire by purchase or otherwise all or substantially all of the assets (except to the extent that such assets consist solely of Mortgage Notes, securities which evidence undivided interests in pools of Mortgage Notes, and rights to service mortgage loans) or capital stock of any Person.

        Section 6.02 Limitation on Indebtedness. At no time shall Borrower incur, create, contract, assume, have outstanding, guarantee or otherwise be or become, directly or indirectly, liable in respect of any Indebtedness except:

        (a) the Obligations;

        (b) trade debt, equipment leases, equipment loans and liens for taxes and assessments not yet due and payable owed in the ordinary course of business;

        (c) Indebtedness of Borrower under gestation agreements, which Indebtedness shall be incurred on terms satisfactory to Majority Lenders;

        (d) Indebtedness in an aggregate amount not to exceed $5,000,000 to support securitizations of Mortgage Loans transferred by Borrower to a special purpose entity, which Indebtedness shall be incurred on terms satisfactory to Majority Lenders; and

        (e) the Subordinated Debt.

        Section 6.03 Fiscal Year, Method of Accounting. Neither Borrower nor Guarantor shall change its Fiscal Year or make any material change in its method of accounting.

        Section 6.04 Business. Borrower shall not, directly or indirectly, engage in any business which differs materially from that currently engaged in by Borrower or any other business customarily engaged in by other Persons in the mortgage banking business.

        Section 6.05 Liquidations, Mergers, Consolidations and Dispositions of Substantial Assets. Borrower and its Subsidiaries shall not dissolve or liquidate or sell, transfer, lease or otherwise dispose of any material portion of their property or assets or business; provided, however, nothing in this
Section 6.05 shall be construed to prohibit Borrower or its Subsidiaries from selling rights to service mortgage loans and pools of mortgage loans or Mortgage Notes in the ordinary course of their business.

        Section 6.06 Loans, Advances, and Investments. Borrower shall not make any loan (other than Mortgage Loans), advance, or capital contribution to, or investment in (including any investment in any Subsidiary, joint venture or partnership), or purchase or otherwise acquire any of the capital stock, securities, or evidences of indebtedness of, any Person (collectively, "Investment"), or otherwise acquire any interest in, or control of, another Person, except for the following:

        (a) Cash Equivalents;

        (b) Any acquisition of securities or evidences of indebtedness of others when acquired by Borrower in settlement of accounts receivable or other debts arising in the ordinary course of its business, so long as the aggregate amount of any such securities or evidences of indebtedness is not material to the business or condition (financial or otherwise) of Borrower;

        (c) Mortgage Notes and REOs acquired in the ordinary course of Borrower's business; and

        (d) Investment in any Subsidiary listed on Exhibit "H," so long as Agent is given 10 days advance notice of each such Investment in a Subsidiary and the aggregate amount paid, contributed, lent, or otherwise invested in such Subsidiary does not exceed $200,000.

        Section 6.07 Use of Proceeds. Borrower shall not permit the proceeds of the Loans to be used for any purpose other than those permitted by Section 5.11 hereof. Borrower shall not, directly or indirectly, use any of the proceeds of the Loans for the purpose, whether immediate, incidental or ultimate, of buying any "margin stock" or of maintaining, reducing or retiring any Indebtedness originally incurred to purchase a stock that is currently any "margin stock," or for any other purpose which might constitute this transaction a "purpose credit," in each case within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12 C.F.R. 207, as amended), or Regulation U, or otherwise take or permit to be taken any action which would involve a violation of such Regulation G or Regulation U or of Regulation T (12 C.F.R. 220, as amended) or Regulation X (12 C.F.R. 224, as amended) or any other regulation of such board.

        Section 6.08 Actions with Respect to Mortgage Collateral. Borrower shall not:

        (a) Compromise, extend, release, or adjust payments on any Mortgage Collateral, accept a conveyance of mortgaged property in full or partial satisfaction of any Mortgage Collateral, or release any Mortgage securing or underlying any Mortgage Collateral;

        (b) Agree to the amendment or termination of any Take-Out Commitment in which Agent has a security interest or to substitution of a Take-Out Commitment for a Take-Out Commitment in which Agent has a security interest hereunder, if such amendment, termination or substitution may reasonably be expected (as determined by Majority Lenders in their sole discretion) to have a Material Adverse Effect;

        (c) Transfer, sell, assign, or deliver any Mortgage Collateral pledged to Agent to any Person other than Agent, except pursuant to a Take-Out Commitment; or

        (d) Grant, create, incur, permit or suffer to exist any Lien upon any Mortgage Collateral except for Liens granted to Agent to secure the Notes and Obligations and such non-consensual Liens as may be deemed to arise as a matter of law pursuant to any Take-Out Commitment.

        Section 6.09 Net Worth. Borrower's Consolidated Tangible Net Worth shall never be less than the sum of (i) $6,500,000 plus (ii) the original principal amount of Subordinated Debt incurred after the date hereof (without including any accrued interest or payments of interest made by the issuance of additional Indebtedness or otherwise compounded or added to principal), plus (iii) one hundred percent (100%) equity contributions received by Borrower, plus (iv) seventy-five percent (75%) of Borrower's Consolidated Net Income (but only if a positive number) for each Fiscal Quarter beginning with the Fiscal Quarter commencing on July 1, 1998. As of the end of each Fiscal Quarter, Guarantor's Consolidated Net Worth shall not be less than $5,000,000.

        Section 6.10 Total Liabilities to Tangible Net Worth Ratio. The ratio of Borrower's Total Liabilities to Borrower's Consolidated Tangible Net Worth shall never be more than 15.0 to 1.0.

        Section 6.11 Transactions with Affiliates. Borrower shall not enter into any transactions including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transactions are otherwise permitted under this Agreement, are in the ordinary course of Borrower's business and are upon fair and reasonable terms no less favorable to Borrower than it would obtain in a comparable arm's length transaction with a Person not an Affiliate.

        Section 6.12 Liens. Borrower shall not grant, create, incur, assume, permit or suffer to exist any Lien, upon any of its Property, including without limitation any and all of Borrower's Mortgage Notes, and Servicing Rights and the proceeds from any thereof, other than (i) Liens which secure payment of the Obligations, and (ii) to the extent not otherwise prohibited hereunder, Liens which secure payment of the Indebtedness described in Section 6.02(b) or Section 6.02(c) on Property other than Collateral.

        Section 6.13 ERISA Plans. Borrower shall not adopt or agree to maintain or contribute to any ERISA Plan. Borrower shall promptly notify Agent and each Lender in writing in the event an ERISA Affiliate adopts an ERISA Plan.

        Section 6.14 Change of Principal Office. No Related Person shall move its principal office, executive office or principal place of business from the address set forth in Section 10.01 without prior written notice to Agent and each Lender.

        Section 6.15 Minimum Unrestricted Balance Sheet Liquidity. The Unrestricted Balance Sheet Liquidity of Borrower shall never be less than $200,000. As used in this section, the term "Unrestricted Balance Sheet Liquidity" means the sum of (i) the cash and Cash Equivalents owned by Borrower and (ii) the unutilized portion of any revolving credit facility of Borrower which is then available for borrowing.

                                   ARTICLE VII

                                EVENTS OF DEFAULT

        Section 7.01 Nature of Event. An Event of Default shall exist if any one or more of the following occurs:

        (a) Borrower fails to make any payment of principal of or interest on the Notes or the Swing-Line Note, or payment of any fee, expense or other amount due hereunder, under the Notes, the Swing-Line Note or under any other Loan Document, on or before the date such payment is due;

        (b) Guarantor fails to make any payment of any Obligation on the date such payment in due;

        (c) Default is made in the due observance or performance by any Related Person of any covenant set forth in Sections 6.09, 6.10 and Section 6.15 and such default continues unremedied for thirty (30) calendar days after any executive officer of such Related Person obtains knowledge thereof;

        (d) Default is made in the due observance or performance by any Related Person of any covenant set forth in Article VI that is not described in subsections (a), (b) or (c) immediately above;

        (e) Default is made in the due observance or performance by any Related Person of any of the other covenants or agreements contained in this Agreement and such Default continues for a period of fifteen (15) days after Agent gives Borrower notice thereof;

        (f) Any Related Person defaults in the due observance or performance or any of the covenants or agreements contained in any other Loan Document to which it is a party, and (unless such default otherwise constitutes a Default pursuant to other provisions of this Section 7.01) such default continues unremedied beyond the expiration of any applicable grace period which may be expressly allowed under such other Loan Document;

        (g) Any material statement, warranty or representation by or on behalf of any Related Person contained in this Agreement, the Notes, the Swing-Line Note or any other Loan Document to which it is a party, or in any Borrowing Request, officer's certificate or other writing furnished in connection with this Agreement, proves to have been incorrect or misleading in any material respect as of the date made or deemed made;

        (h) Any Related Person:

                (i) suffers the entry against it of a judgment, decree or order for relief by a court of competent jurisdiction in an involuntary proceeding commenced under any applicable bankruptcy, insolvency or other similar law of any jurisdiction now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended, or has any such proceeding commenced against it which remains undismissed for a period of sixty days; or

                (ii) commences a voluntary case under any applicable bankruptcy, insolvency or similar law now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended; or applies for or consents to the entry of an order for relief in an involuntary case under any such law; or makes a general assignment for the benefit of creditors; or fails generally to pay (or admits in writing its inability to pay) its debts as such debts become due; or takes corporate or other action to authorize any of the foregoing; or

                (iii) suffers the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of all or a substantial part of its assets or of any part of the Mortgage Collateral in a proceeding brought against or initiated by it, and such appointment or taking possession is neither made ineffective nor discharged within sixty days after the making thereof, or such appointment or taking possession is at any time consented to, requested by, or acquiesced to by it; or

                (iv) suffers the entry against it of a final judgment for the payment of money in excess of $500,000 (not covered by insurance satisfactory to Agent in its discretion), unless the same is discharged within thirty days after the date of entry thereof or an appeal or appropriate proceeding for review thereof is taken within such period and a stay of execution pending such appeal is obtained; or

                (v) suffers a writ or warrant of attachment or any similar process to be issued by any court against all or any substantial part of its assets or any part of the Mortgage Collateral;

        (i) Any Related Person fails to make when due or within any applicable grace period any payment on any Indebtedness (other than the Obligations) with an unpaid principal balance of over $100,000; or any event or condition occurs under any provision contained in any agreement under which such obligation is governed, evidenced or secured (or any other material breach or default under such obligation or agreement occurs) if the effect thereof is to cause or permit the holder or trustee of such obligation to cause such obligation to become due prior to its stated maturity; or any such obligation becomes due (other than by regularly scheduled payments) prior to its stated maturity; or any of the foregoing occurs with respect to any one or more items of Indebtedness of any Related Person with unpaid principal balances exceeding, in the aggregate, $100,000;

        (j) Any default or event of default occurs under any other Indebtedness of any Related Person to any Lender;

        (k) This Agreement, the Notes, the Swing-Line Note or any other Loan Document shall for any reason cease to be in full force and effect, or be declared null and void or unenforceable in whole or in part as the result of any action initiated by any Person other than Agent or any Lender; or the validity or enforceability of any such document shall be challenged or denied by any Person other than Agent or any Lender other than by reason of illegality;

        (l) Either (i) any "accumulated funding deficiency" (as defined in Section 412(a) of the Code in excess of $25,000 exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, or
(ii) any Termination Event occurs with respect to any ERISA Plan and the then current value of such ERISA Plan's benefits guaranteed under Title IV of ERISA exceeds the then current value of such ERISA Plan's assets available for the payment of such benefits by more than $10,000 (or in the case of a Termination Event involving the withdrawal of a substantial employer, the withdrawing employer's proportionate share of such excess exceeds such amount) or (iii) any Related Person or any ERISA Affiliate withdraws from a multiemployer plan resulting in liability under Title IV of ERISA of an amount in excess of $10,000; or

        (m) A Change of Control occurs.

        Section 7.02 Default Remedies. Upon the occurrence of an Event of Default, Agent may (and upon written instructions from Majority Lenders, Agent shall) declare the Commitment to be terminated and/or declare the entire principal and all interest accrued on the Notes and the Swing-Line Note to be, and the Notes and the Swing-Line Note, together with all Obligations, shall thereupon become, forthwith due and payable, without any presentment, demand, protest, notice of protest and nonpayment, notice of acceleration or of intent to accelerate or other notice of any kind, all of which hereby are expressly waived. Notwithstanding the foregoing, if an Event of Default specified in Subsections 7.01 (h)(i), (ii) or (iii) above occurs with respect to Borrower, the Commitment shall automatically and immediately terminate and the Notes, the Swing-Line Note and all other Obligations shall become automatically and immediately due and payable, both as to principal and interest, without any action by Agent or any Lender and without presentment, demand, protest, notice of protest and nonpayment, notice of acceleration or of intent to accelerate, or any other notice of any kind, all of which are hereby expressly waived, anything contained herein, in any Notes or the Swing-Line Note to the contrary notwithstanding.

                                  ARTICLE VIII

                                 INDEMNIFICATION

        Section 8.01 Indemnification. Each of Borrower and Guarantor agrees to indemnify Agent and each Lender and each director, officer, agent, attorney, employee, representative and Affiliate of Agent and each Lender (each an "Indemnified Party"), upon demand, from and against any and all liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (including reasonable fees of attorneys, accountants, experts and advisors) of any kind or nature whatsoever (in this
Section 8.01 collectively called "liabilities and costs") which to any extent (in whole or in part) may be imposed on, incurred by, or asserted against any Indemnified Party growing out of, resulting from or in any other way associated with any of the Mortgage Collateral, the Loan Documents, any Mortgage Loan originated for the construction of a Construction Home, and the transactions and events (including the enforcement or defense thereof) at any time associated therewith or contemplated therein (including any violation or noncompliance with any Environmental Laws by any Related Person).

        THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED IN WHOLE OR PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY SUCH INDEMNIFIED PARTY,

provided only that such indemnified party shall be not entitled under this section to receive indemnification for that portion, if any, of any liabilities and costs which is proximately caused by its own individual gross negligence or willful misconduct. All amounts payable by Borrower and Guarantor shall be immediately due upon Agent's request for the payment thereof.

        Section 8.02 Limitation of Liability. None of Agent, Lenders, their directors, officers, agents, attorneys, employees, representatives or affiliates shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement. THE FOREGOING EXCULPATION SHALL APPLY TO ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY ANY SUCH PERSON, PROVIDED THAT SUCH PERSON SHALL BE LIABLE FOR ITS OWN INDIVIDUAL GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

                                   ARTICLE IX

                                      AGENT

        Section 9.01 Appointment and Authority. Each Lender hereby irrevocably authorizes Agent, and Agent hereby undertakes, to receive payments of principal, interest and other amounts due hereunder as specified herein to act as Collateral agent and representative (within the meaning of Section 9.105(13) of the UCC) for such Lender under the Security Agreement with such powers as are reasonably incidental thereto, to act as secured party, agent, bailee and custodian for the exclusive benefit of Lenders with respect to the Collateral, and to take all other actions and to exercise such powers under the Loan Documents as are specifically delegated to Agent by the terms hereof or thereof, together with all other powers reasonably incidental thereto. The relationship of Agent to Lenders is only that of one commercial bank acting as administrative agent for others, the Agent's duties shall be purely ministerial, and nothing in the Loan Documents shall be construed to constitute Agent a trustee or other fiduciary for any holder of any of the Notes or of any participation therein nor to impose on Agent duties and obligations other than those expressly provided for in the Loan Documents. Agent shall not be required to exercise any discretion or take any action, and it may request instructions from Lenders with respect to any such matter, in which case it shall be required to act or to refrain from acting (and shall be fully protected and free from liability to all Lenders in so acting or refraining from acting) upon the instructions of Majority Lenders (including itself), provided, however, that Agent shall not be required to take any action which exposes it to a risk of personal liability that it considers unreasonable or which is contrary to the Loan Documents or to applicable law. Upon receipt by Agent from Borrower of any communication calling for action on the part of Lenders or upon notice from any Lender to Agent of any Default or Event of Default, Agent shall promptly notify each Lender thereof. Each Lender hereby authorizes Agent to execute deliver and perform, in name of and on behalf of such Lender, the Security Agreement. Agent may execute any of its duties by or through agents or attorneys in fact.

        Section 9.02 Agent's Reliance, Etc. Neither Agent nor any of its directors, officers, agents, attorneys, or employees shall be liable for any action taken or omitted to be taken by any of them under or in connection with the Loan Documents, including their negligence of any kind, except that each shall be liable for its own gross negligence or willful misconduct. Without limiting the generality of the foregoing, Agent (a) may treat the payee of any Note as the holder thereof until Agent receives written notice of the assignment or transfer thereof in accordance with this Agreement, signed by such payee and in form satisfactory to Agent; (b) may consult with legal counsel (including counsel for Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with the Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of the Loan Documents on the part of Borrower or the value or sufficiency of the Collateral or to inspect the Property (including the books and records) of Borrower; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any instrument or document furnished in connection therewith; (f) may rely upon the representations and warranties of Borrower and the Lenders in exercising its powers hereunder; and (g) shall incur no liability under or in respect of the Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (including any telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper Person or Persons.

        Section 9.03 Lenders' Credit Decisions. Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender in full compliance with Lender's responsibilities under all applicable Governmental Requirements (including but not limited to the due diligence requirements of Banking Circular 181 promulgated by the Office of the Comptroller of the Currency) based on its own commercial lending expertise has made its own analysis of Borrower and the transactions contemplated hereby and its own independent decision to enter into this Agreement and the other Loan Documents. Each Lender as a sophisticated commercial lender has based its decision to make the Loan upon a complete analysis of Borrower's credit quality, the value and lien status of Collateral and the Loan Documents, conducted at the same level of due diligence that Lender would undertake if it alone were making the Loan. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents. Each Lender's Loan is a commercial loan transaction made in the ordinary course of Lender's business, about which Lender, as a commercial lender, is fully informed and actively involved on a daily basis. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender or the Borrower referring to the Loan Documents, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event the Agent receives such notice, the Agent shall give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as directed by the number of Lenders required for such action.

        Section 9.04 Indemnification. Each Lender agrees to indemnify Agent (to the extent not reimbursed by Borrower within ten (10) days after demand) from and against such Lender's Percentage Share of any and all liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (including reasonable fees of attorneys, accountants, experts and advisors) of any kind or nature whatsoever (in this section, collectively, "liabilities and costs") which to any extent (in whole or in part) may be imposed on, incurred by, or asserted against Agent, in its capacity as Agent, growing out of, resulting from or in any other way associated with any of the Collateral, the Loan Documents, any Mortgage Loan for the construction of a one-to-four family residence, and the transactions and events (including the enforcement thereof) at any time associated therewith or contemplated therein. THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY OR ARE CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY AGENT OR BY STRICT LIABILITY, PROVIDED ONLY THAT NO LENDER SHALL BE OBLIGATED UNDER THIS SECTION TO INDEMNIFY AGENT FOR THAT PORTION, IF ANY, OF ANY LIABILITIES AND COSTS WHICH IS PROXIMATELY CAUSED BY AGENT'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, AS DETERMINED IN A FINAL JUDGMENT. Cumulative of the foregoing, each Lender agrees to reimburse Agent promptly upon demand for such Lender's Percentage Share of any costs and expenses to be paid to Agent by Borrower under Section 5.05 to the extent that Agent is not timely reimbursed for such expenses by Borrower as provided in such section. As used in this section the term "Agent" shall refer not only to the Person designated as such in Section 1.01 but also to each director, officer, agent, attorney, employee, representative and Affiliate of such Person.

        Section 9.05 Rights as Lender. In its capacity as a Lender, Agent shall have the same rights and obligations as any Lender and may exercise such rights as though it were not Agent. Agent may accept deposits from, lend money to, act as Trustee under indentures of, and generally engage in any kind of business with Borrower or its Affiliates, all as if it were not Agent hereunder and without any duty to account therefor to any other Lender.

        Section 9.06 Sharing of Set-Offs and Other Payments. Each of Agent and Lender agrees that if it shall, whether through the exercise of rights under Security Instruments or rights of banker's lien, set off, or counterclaim against Borrower or otherwise, obtain payment of a portion of the aggregate Obligations owed to it which, taking into account all distributions made by Agent under Section 2.06, causes Agent or such Lender to have received more than it would have received had such payment been received by Agent and distributed pursuant to Section 2.06, then (a) such Lender shall be deemed to have simultaneously purchased and shall be obligated to purchase interests in the Obligations as necessary to cause Agent and all Lenders to share all payments as provided for in Section 2.06, and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that Agent and all Lenders share all payments of Obligations as provided in Section 2.06; provided, however, that nothing herein contained shall in any way affect the right of Agent or any Lender to obtain payment (whether by exercise of rights of banker's lien, set-off or counterclaim or otherwise) of indebtedness other than the Obligations. Borrower expressly consents to the foregoing arrangements and agrees that any holder of any such interest or other participation in the Obligations, whether or not acquired pursuant to the foregoing arrangements, may to the fullest extent permitted by law exercise any and all rights of banker's lien, set-off, or counterclaim as fully as if such holder were a holder of the Obligations in the amount of such interest or other participation. If all or any part of any funds transferred pursuant to this section is thereafter recovered from a Lender under this section which received the same, the purchase provided for in this section shall be deemed to have been rescinded to the extent of such recovery, together with interest, if any, if interest is required pursuant to court order to be paid on account of the possession of such funds prior to such recovery.

        Section 9.07 Investments. Whenever Agent in good faith determines that it is uncertain about how to distribute to Lenders any funds which it has received, or whenever Agent in good faith determines that there is any dispute among Lenders about how such funds should be distributed, Agent may choose to defer distribution of the funds which are the subject of such uncertainty or dispute. If Agent in good faith believes that the uncertainty or dispute will not be promptly resolved, or if Agent is otherwise required to invest funds pending distribution to Lenders, Agent shall invest such funds pending distribution; all interest on any such investment shall be distributed upon the distribution of such investment and in the same proportion and to the same Persons as such investment. All moneys received by Agent for distribution to Lenders (including Agent in its separate capacity as a Lender) shall be held by Agent pending such distribution solely as Agent for such Lenders, and Agent shall have no equitable title to any portion thereof.

        Section 9.08 Benefit of Article IX. The provisions of this Article are intended solely for the benefit of Agent and Lenders, and shall not be entitled to rely on any such provision or assert any such provision in a claim or defense against Agent or any Lender. Agent and Lenders may waive or amend such provisions as they desire without any notice to or consent of Borrower.

        Section 9.09 Resignation. Agent may resign at any time by giving written notice thereof to Lenders and Borrower. Each such notice shall set forth the date of such resignation. Upon any such resignation Majority Lenders shall have the right to appoint a successor Agent. A successor must be appointed for any retiring Agent, and such Agent's resignation shall become effective when such successor accepts such appointment. If, within thirty days after the date of the retiring Agent's resignation, no successor Agent has been appointed and has accepted such appointment, then the retiring Agent may appoint on behalf of the Lenders a successor Agent, which shall be a Lender or commercial bank organized or licensed to conduct a banking or trust business under the laws of the

United States of America or of any state thereof. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. The successor Agent shall thereupon succeed to and become vested with all rights, powers, privileges and duties and obligations as Agent under the Loan Documents. The retiring Agent shall transfer all Collateral within its possession or control to the successor Agent and shall execute and deliver such notices, instructions and assignments as may be necessary or desirable to transfer the rights of Agent with respect to the Collateral to the successor Agent. After any retiring Agent's resignation as Agent, the provisions of this
Article IX and the provisions of the Loan Agreement providing for the indemnification of Agent by Borrower or Lenders, shall continue in effect for retiring Agent's benefit with respect to any of the actions taken or omitted to be taken by it while acting as Agent.

        Section 9.10 NO REPRESENTATIONS. LENDERS ACKNOWLEDGE AND AGREE THAT AGENT HAS MADE NO REPRESENTATION OR WARRANTY, WRITTEN OR ORAL, EXPRESS OR IMPLIED, REGARDING THE ACCURACY OR COMPLETENESS OF ANY INFORMATION RELATING TO BORROWER OR THE COLLATERAL INCLUDING BUT NOT LIMITED TO THE CREDITWORTHINESS OF BORROWER OR ANY OBLIGOR, OR THE CONDITION OR COLLECTABILITY OF ANY ASSET. AGENT AND ITS DIRECTORS, OFFICERS, AGENTS, ATTORNEYS, EMPLOYEES, REPRESENTATIVES AND AFFILIATES SHALL HAVE NO LIABILITY TO ANY LENDER OR ANY OTHER PERSON RESULTING FROM ANY SUCH INFORMATION.

                                    ARTICLE X

                                  MISCELLANEOUS

        Section 10.01 Notices. Any notice or request required or permitted to be given under or in connection with this Agreement, the Notes or the other Loan Documents (except as may otherwise be expressly required therein) shall be in writing and shall be mailed by first class or express mail, postage prepaid, or sent by telex, telegram, telecopy or other similar form of rapid transmission, confirmed by mailing (by first class or express mail, postage prepaid) written confirmation at substantially the same time as such rapid transmission, or personally delivered to an officer of the receiving party. All such communications shall be mailed, sent or delivered to the parties hereto at their respective addresses as follows:

        Borrower:              Mortgage Portfolio Services, Inc.
                               5520 LBJ Freeway
                               Suite 200
                               Dallas, Texas 75240
                               Attn: James E. Hinton
                               FAX: (972) 503-8756
                               Telephone: (972) 404-4400

        Guarantor:             NAB Asset Corporation
                               2 Ada
                               Suite 100
                               Irvine, California 92618
                               Attn:  Michael Caton
                               FAX: (714) 790-8010
                               Telephone: (714) 790-8000

        Agent:                 Guaranty Federal Bank, F.S.B.
                               8333 Douglas Avenue
                               Dallas, Texas  75225
                               Attention:  James Meintjes
                               FAX: (214) 360-1660
                               Telephone: (214) 360-2845

or at such other addresses or to such individual's or department's attention as any party may have furnished the other party in writing. Any communication so addressed and mailed shall be deemed to be given when so mailed, except that Borrowing Requests, and communications related thereto shall not be effective until actually received by Agent or Borrower, as the case may be; and any notice so sent by rapid transmission shall be deemed to be given when receipt of such transmission is acknowledged, and any communication so delivered in person shall be deemed to be given when receipted for by, or actually received by, an authorized officer of Borrower or Agent, as the case may be.

        Section 10.02 Amendments, Etc. No amendment or waiver of any provision of this Agreement, the Security Instruments, the Notes, or any other Loan Document, nor consent to any departure by any Related Person from the terms thereof, shall in any event be effective unless the same shall be in writing and signed by (i) if such party is Borrower, by Borrower, (ii) if such party is Agent, by Agent and (iii) if such party is a Lender, by such Lender or by Agent on behalf of Lenders with the written consent of Majority Lenders (or without further consent than that already provided herein in the circumstances provided in Section 10.15). Notwithstanding the foregoing or anything to the contrary herein, Agent shall not, without the prior consent of each individual Lender, execute and deliver on behalf of such Lender any waiver or amendment which would: (1) waive any of the conditions specified in Article III (provided that Agent may in its discretion withdraw any request it has made under Section 3.02(g)), (2) increase the Percentage Share of the Commitment of such Lender or subject such Lender to any additional obligations, (3) reduce any fees hereunder, or the principal of, or interest on, such Lender's Note, (4) postpone any date fixed for any payment of any fees hereunder, or principal of, or interest on, such Lender's Note, (5) amend the definition herein of "Majority Lenders" or otherwise change the aggregate amount of Percentage Shares which is required for Agent, Lenders or any of them to take any particular action under the Loan Documents, (6) release Borrower from its obligation to pay such Lender's Note, (7) amend the definitions of "Mortgage Collateral," "Collateral Value of Tranche A Borrowing Base," "Collateral Value of Tranche B Borrowing Base" or "Aggregate Collateral Value of the Borrowing Base," "Eligible Agency Mortgage Loan," "Eligible Manufactured Housing Mortgage Loan," "Eligible Mortgage Loan," "Eligible REO," "Eligible Repurchased Defaulted Mortgage," "Eligible Tranche A Mortgage Loan," "Eligible Tranche B Mortgage Loan," "Eligible Tranche C Mortgage Loan" or "Unit Collateral Value," (8) release Guarantor from any of its obligations under the Loan Documents, or (9) release any Collateral except in accordance with and pursuant to the Loan Documents. Each waiver or amendment granted pursuant to this Section shall be effective only in the specific instance and for the specific purpose given.

        Section 10.03 CHOICE OF LAW; VENUE. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS. ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT SHALL BE BROUGHT AND MAINTAINED IN THE APPLICABLE STATE OR FEDERAL COURT IN DALLAS COUNTY, TEXAS. THIS AGREEMENT IS PERFORMABLE IN DALLAS COUNTY, TEXAS AND THE PARTIES HERETO WAIVE ANY RIGHT THEY MAY HAVE TO BE SUED ELSEWHERE. THE PARTIES HERETO CONSENT TO PERSONAL JURISDICTION IN DALLAS COUNTY, TEXAS. SECTION 346 OF THE TEXAS FINANCE CODE (WHICH REGULATES CERTAIN REVOLVING LOAN ACCOUNTS AND REVOLVING TRIPARTY ACCOUNTS) SHALL NOT APPLY TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.

        Section 10.03 Invalidity. In the event that any one or more of the provisions contained in the Notes, this Agreement or any other Loan Document shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of such document.

        Section 10.04 Survival of Agreements. All covenants and agreements herein and in any other Loan Document not fully performed before the date hereof or the date thereof, and all representations and warranties herein or therein, shall survive until payment in full of the Obligations and termination of the Commitment.

        Section 10.05 Renewal, Extension or Rearrangement. All provisions of this Agreement and of the other Loan Documents shall apply with equal force and effect to each and all promissory notes hereafter executed which in whole or in part represent a renewal, extension for any period, increase or rearrangement of any part of the Obligations originally represented by the Notes or of any part of such other Obligations.

        Section 10.06 Waivers. No course of dealing on the part of Agent or any Lender, or any of its officers, employees, consultants or agents, nor any failure or delay by Agent or such Lender with respect to exercising any right, power or privilege of Agent or any Lender under the Notes, this Agreement or any other Loan Document shall operate as a waiver thereof, except as otherwise provided in Section 10.02 hereof.

        Section 10.07 Cumulative Rights. The rights and remedies of Agent and each Lender under the Notes, this Agreement, and any other Loan Document shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

        Section 10.08 Limitation on Interest. Agent, Lenders, each Related Person and any other parties to the Loan Documents intend to contract in strict compliance with applicable usury law from time to time in effect. In furtherance thereof such Persons stipulate and agree that none of the terms and provisions contained in the Loan Documents shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by applicable law from time to time in effect. Neither each Related Person nor any present or future guarantors, endorsers, or other Persons hereafter becoming liable for payment of any Obligation shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully charged under applicable law from time to time in effect, and the provisions of this section shall control over all other provisions of the Loan Documents which may be in conflict or apparent conflict herewith. Agent and Lenders expressly disavow any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of any Obligation is accelerated. If (a) the maturity of any Obligation is accelerated for any reason, (b) any Obligation is prepaid and as a result any amounts held to constitute interest are determined to be in excess of the legal maximum, or (c) Agent or any Lender or any other holder of any or all of the Obligations shall otherwise collect moneys which are determined to constitute interest which would otherwise increase the interest on any or all of the Obligations to an amount in excess of that permitted to be charged by applicable law then in effect, then all such sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then outstanding principal of the related Obligations or, at Agent's or such Lender's or such holder's option, promptly returned to each Related Person or the other payor thereof upon such determination. In determining whether or not the interest paid or payable, under any specific circumstance, exceeds the maximum amount permitted under applicable law, Agent, Lenders and the each Related Persons (and any other payors thereof) shall to the greatest extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest,
(ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the instruments evidencing the Obligations in accordance with the amounts outstanding from time to time thereunder and the maximum legal rate of interest from time to time in effect under applicable law in order to lawfully charge the maximum amount of interest permitted under applicable law. In the event applicable law provides for an interest ceiling under Section 303 of the Texas Finance Code, that ceiling shall be the weekly ceiling.

        Section 10.09 Bank Accounts; Offset. To secure the repayment of the Obligations each Related Person hereby grants to Agent, each Lender and to each financial institution which hereafter acquires a participation or other interest in the Loans or Notes (in this section called a "Participant") a security interest, a lien, and a right of offset, each of which shall be in addition to all other interests, liens, and rights of Agent, any Lender or Participant at common law, under the Loan Documents, or otherwise, and each of which shall be upon and against (a) any and all moneys, securities or other property (and the proceeds therefrom) of any Related Person now or hereafter held or received by or in transit to Agent, any Lender or Participant from or for the account any Related Person, whether for safekeeping, custody pledge, transmission, collection or otherwise, (b) any and all deposits (general or special, time or demand, provisional or final) of any Related Person with Agent, any Lender or Participant, and (c) any other credits and claims of any Related Person at any time existing against Agent, any Lender or Participant, including claims under certificates of deposit. Upon the occurrence of any Default, each of Agent, Lenders and Participants is hereby authorized to foreclose upon, offset, appropriate, and apply, at any time and from time to time, without notice to Borrower, any and all items hereinabove referred to against the Obligations then due and payable.

        Section 10.10 Assignments, Participations.

        (a) Assignments. Each Lender shall have the right to sell, assign or transfer all or any part of such Lender's Note, Loans and rights and the associated rights and obligations under all Loan Documents to one or more financial institutions, with minimum assets of $5,000,000,000; provided, that each such sale, assignment, or transfer shall be with the reasonable consent of Agent, and the assignee, transferee or recipient shall have, to the extent of such sale, assignment, or transfer, the same rights, benefits and obligations as it would if it were such Lender and a holder of such Note, including, without limitation, the right to vote on decisions requiring consent or approval of all Lenders or Majority Lenders and the obligation to fund its Percentage Share of any Loan directly to Agent; provided further, that (i) each Lender in making each such sale, assignment, or transfer must dispose of a pro rata portion of each Loan made by such Lender, (ii) each such sale, assignment, or transfer shall be in a principal amount not less than $5,000,000, or the entire amount of Lender's Percentage Share, if less than $5,000,000, (iii) each Lender shall at all times maintain Loans then outstanding in an aggregate amount at least equal to $5,000,000 (unless Lender transfers 100% of its Percentage Share), (iv) each Lender may not offer to sell its Note and Loans or interests therein in violation of any securities laws, and (v) no such assignments shall become effective until (i) the assigning Lender delivers to Agent copies of all written assignments and other documents evidencing any such assignment or related thereto and the assignee Lender becomes a party to this Agreement. Notwithstanding the provisions of clauses (ii) and (iii) above, a Lender may make a sale, assignment or transfer, or maintain Loans then outstanding, in an amount which is less than that required above provided that Borrower and such Lender have agreed to modify such requirements and have delivered to Agent prior written evidence of their agreement to make such modification. An assignment fee in the amount of $2,500 for each such assignment will be payable to Agent by assignor or assignee. Within five (5) Business Days after its receipt of notice that the Agent has received copies of any assignment and the other documents relating thereto, the assignee shall notify Borrower of the outstanding principal balance of the Notes payable to such Lender and shall execute and deliver to Agent (for delivery to the relevant assignee) new Notes evidencing such assignee's assigned Loans and, if the assignor Lender has retained a portion of its Loans, replacement Notes in the principal amount of the Loans retained by the assignor Lender (such Notes to be in exchange for, but not in payment of, the Notes held by such Lender).

        (b) Participations. Each Lender shall have the right to grant participations in all or any part of such Lender's Note, Loans and the associated rights and obligations under all Loan Documents to one or more financial institutions with minimum assets of $5,000,000,000; provided that (i) each Lender granting a participation shall use its best efforts to give prior notice of any such participation, but in any event shall promptly notify Agent and Borrower thereof, (ii) each Lender granting a participation shall retain the right to vote hereunder, and no participant shall be entitled to vote hereunder on decisions requiring consent or approval of Majority Lenders (except as set forth in (iv) below), (iii) each Lender and Borrower shall be entitled to deal with the Lender granting a participation in the same manner as if no participation had been granted, and (iv) no participant shall ever have any right by reason of its participation to exercise any of the rights of Lenders hereunder, except that any Lender may agree with any participant that such Lender will not, without the consent of such participant, consent to any amendment or waiver described in Section 10.02 requiring approval of 100% of the Lenders.

        (c) Distribution of Information. It is understood and agreed that any Lender may provide to assignees and participants and prospective assignees and participants financial information and reports and data concerning Borrower's properties and operations which was provided to such Lender pursuant to this Agreement.

        Section 10.11 Exhibits. The exhibits attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein, except that in the event of any conflict between any of the provisions of such exhibits and the provisions of this Agreement, the provisions of this Agreement shall prevail.

        Section 10.12 Titles of Articles, Sections and Subsections. All titles or headings to articles, sections, subsections or other divisions of this Agreement or the exhibits hereto are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, sections, subsections or other divisions, such other content being controlling as to the agreement between the parties hereto.

        Section 10.13 Counterparts. This Agreement may be executed in counterparts, and it shall not be necessary that the signatures of both of the parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed an original, but all counterparts together shall constitute one and the same instrument.

        Section 10.14 ENTIRE AGREEMENT. THE NOTES, THE SWING-LINE NOTE, THIS AGREEMENT, AND THE OTHER LOAN DOCUMENTS EXECUTED AND DELIVERED AS OF EVEN DATE HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

        Section 10.15 Termination; Limited Survival. In its sole and absolute discretion Borrower may at any time that no Obligations are owing elect in a notice delivered to Agent to terminate this Agreement. Upon receipt by Agent of such a notice, if no Obligations are then owing, this Agreement and all other Loan Documents shall thereupon be terminated and the parties thereto released from all prospective obligations thereunder. Notwithstanding the foregoing or anything herein to the contrary, any waivers or admissions made by any Person in any Loan Documents, any Obligations, and any obligations which any Person may have to indemnify or compensate Agent and any Lender shall survive any termination of this Agreement or any other Loan Document. At the request and expense of Borrower, Agent shall prepare and execute all necessary instruments to reflect and effect such termination of the Loan Documents. Agent is hereby authorized to execute all such instruments on behalf of all Lenders, without the joinder of or further action by any Lender.

        Section 10.16 Joint and Several Liability. All Obligations which are incurred by two or more Related Persons shall be their joint and several obligations and liabilities.

        Section 10.17 Restatement. This Agreement amends and restates the Existing Agreement in its entirety.

        Section 10.18 Disclosures. Agent and Lenders may disclose to, and exchange and discuss with, any other Person any information concerning the Collateral or Borrower or any Subsidiary (whether received by Agent, Lenders or any other Person) for the purpose of (a) complying with Governmental Requirements or any legal proceedings, (b) protecting or preserving the Collateral, (c) protecting, preserving, exercising or enforcing any of their rights in, under or related to the Collateral or the Loan Documents, (d) performing any of their obligations under or related to the Loan Documents, or
(e) consulting with respect to any of the foregoing matters.

        SECTION 10.19 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH OF THE PARTIES HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND ANY OTHER LOAN DOCUMENTS.

        SECTION 10.20 CONSEQUENTIAL DAMAGES. NEITHER BORROWER, AGENT NOR ANY LENDER SHALL HAVE ANY LIABILITY WITH RESPECT TO, AND EACH SUCH PERSON HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE EACH OTHER SUCH PERSON FOR, ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES SUFFERED BY SUCH OTHER PERSON IN CONNECTION WITH ANY CLAIM RELATED TO THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREIN.

        IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the date first above written.


BORROWER:                        MORTGAGE PORTFOLIO SERVICES, INC.



                                 By:
                                    -------------------------------
                                    James E. Hinton
                                    President



GUARANTOR:                       NAB ASSET CORPORATION



                                 By:
                                    -------------------------------
                                    Michael Caton
                                    President

AGENT:                           GUARANTY FEDERAL BANK, F.S.B



                                 By:
                                    -------------------------------
                                    James Meintjes
                                    Vice President



LENDERS:

Percentage Share: 37.5%          GUARANTY FEDERAL BANK, F.S.B.



                                 By:
                                    -------------------------------
                                    James Meintjes
                                    Vice President

Percentage Share: 33.33%         RESIDENTIAL FUNDING CORPORATION



                                 By:
                                    -------------------------------
                                    Name:
                                    Title:

Percentage Share: 16.67%        FIRST UNION NATIONAL BANK



                                By:
                                    -------------------------------
                                    Name:
                                    Title:

Percentage Share: 12.5%         U.S. BANK NATIONAL ASSOCIATION


                                By:
                                    -------------------------------
                                    Name:
                                    Title: